As filed with the Securities and Exchange Commission on May 11, 2006.
                                      An Exhibit List can be found on page II-1.
                                                           Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             AMENDMENT NO. 1 TO THE


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                SYNDICATION, INC.
             (Exact Name of Registrant as Specified in its Charter)


       Delaware                    8742                   57-2218873
       -------                     ----                   ----------
(State of Incorporation)     (Primary Standard           (IRS Employer
                            Industrial Code No.)      Identification No.)

                              1250 24th Street, NW
                                    Suite 300
                             Washington, D.C. 20037
                                 (202) 467-2788
          (Address and telephone number of principal executive offices)


                    Brian Sorrentino, Chief Executive Officer
                                Syndication, Inc.
                              1250 24th Street, NW
                                    Suite 300
                             Washington, D.C. 20037
                                 (202) 467-2788
            (Name, address and telephone number of agent for service)


                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                    1065 Avenue of the Americas, 21st Floor.
                            New York, New York 10018
                                 (212) 930-9700
                              Fax: (212) 930-9725

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                          CALCULATION OF REGISTRATION FEE
==================================================== ================= ==================== ===================== ==============
                                                                        Proposed Maximum      Proposed Maximum      Amount of
          Title of each class of securities            Amount to be    Offering Price Per    Aggregate Offering   Registration
                   to be registered                   Registered (1)        Security               Price               Fee
---------------------------------------------------- ----------------- -------------------- --------------------- --------------
Common stock, $0.0001 par value issuable upon
conversion of Convertible Debentures                    845,588,235(2)     $   0.008(4)           $  6,764,705.88   $   723.82

Common Stock, $0.0001 par value issuable upon
exercise of Warrants                                    120,000,000(3)     $   0.008(4)           $    960,000.00   $   102.72
---------------------------------------------------- ----------------- -------------------- --------------------- --------------
Total                                                   965,588,235                               $  7,724,705.88   $   826.54
==================================================== ================= ==================== ===================== ==============

(1) Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the convertible debentures and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the convertible debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the convertible debentures and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)   Includes shares underlying the convertible debentures.

(3)   Includes shares underlying the warrants.


(4) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on May 3, 2006, which was $.008 per share.


      The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

         PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED MAY 11, 2006



                                Syndication, Inc.
                               965,588,235 Shares of
                                  Common Stock


      This prospectus relates to the resale by the selling stockholders of up to 965,588,235 shares of our common stock, including up to 845,588,235 shares of common stock underlying convertible debentures in the principal amount of $1,150,000, and up to 120,000,000 shares issuable upon the exercise of common stock purchase warrants. The $1,150,000 convertible debentures are convertible into our common stock at the lower of $0.0132 or 85% of the lowest weighted average price during the 30 trading days immediately preceding the conversion date. The warrants are exercisable into shares of our common stock until five years from the date of issuance at the following exercise prices: (i) $0.008 with respect to 36,000,000 shares of common stock; (ii) $0.01 with respect to 36,000,000 shares of common stock; (iii) $0.02 with respect to 21,000,000 shares of common stock; (iv) $0.05 with respect to 16,000,000 shares of common stock; and (v) $0.10 with respect to 11,000,000 shares of common stock.


      Our common stock is currently traded on the Over-The-Counter Bulletin Board under the symbol "SYDI".


      We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive the exercise price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. All costs associated with this registration will be borne by us.

            Investing in our common stock involves substantial risks.
                    See "Risk Factors," beginning on page 7.

      Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock underlying the convertible debentures in the principal amount of $1,150,000.

      With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is ________, 2006.


      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Syndication, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary                                                             4
Risk Factors                                                                   7
Forward Looking Statements                                                    13
Use of Proceeds                                                               14
Selling Stockholders                                                          14
Plan of Distribution                                                          17
Market for Common Equity and Related Stockholder Matters                      19
Management's Discussion and Analysis of Financial Condition
  and Results of Operations                                                   21
Description of Business                                                       26
Description of Property                                                       29
Legal Proceedings                                                             29
Management                                                                    30
Executive Compensation                                                        31
Certain Relationships and Related Transactions                                32
Security Ownership of Certain Beneficial Owners and Management                32
Description of Securities                                                     34
Indemnification for Securities Act Liabilities                                34
Legal Matters                                                                 34
Experts                                                                       34
Additional Information                                                        35
Index to Financial Statements                                                F-1

                               PROSPECTUS SUMMARY


      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "we," "us," and "our" refer to Syndication, Inc.



                                Syndication, Inc.


      We are a consulting company formed to acquire controlling interests in or to participate in the creation of, and to provide financial, management and technical support to, development stage businesses. Our strategy is to integrate affiliated companies into a network and to actively develop the business strategies, operations and management teams of the affiliated entities.


      For the year ended December 31, 2005 and 2004, we generated $66,425 and $-0- in revenue, respectively, and a net loss of $2,334,408 and $2,274,319, respectively. As a result of our substantial need for working capital and other factors, our auditors in their report dated April 13, 2006, have expressed substantial doubt about our ability to continue as going concern.


      Our principal executive offices are located at 1250 24th Street, NW, Suite 300, Washington, D.C. 20037 and our phone number is (202) 467-2788. We are a Delaware corporation.


                                  The Offering


Common stock outstanding
before offering............. 95,221,074 shares
Common stock offered by
selling stockholders........ Up to 965,588,235 shares, including the following:
                             o    up to 845,588,235 shares of common
                                  stock underlying convertible
                                  debentures in the principal amount
                                  of $1,150,000 (includes a good faith
                                  estimate of the shares underlying
                                  the secured convertible debentures
                                  to account for market fluctuations
                                  antidilution and price protection
                                  adjustments, respectively), and
                             o    up to 120,000,000 shares of common
                                  stock issuable upon the exercise of
                                  common stock purchase warrants
                                  exercisable into shares of our
                                  common stock until five years from
                                  the date of issuance at the
                                  following exercise prices: (i)
                                  $0.008 with respect to 36,000,000
                                  shares of common stock; (ii) $0.01
                                  with respect to 36,000,000 shares of
                                  common stock; (iii) $0.02 with
                                  respect to 21,000,000 shares of
                                  common stock; (iv) $0.05 with
                                  respect to 16,000,000 shares of
                                  common stock; and (v) $0.10 with
                                  respect to 11,000,000 shares of
                                  common stock.
Common stock to be
outstanding after the
offering.................... Up to 1,060,809,309 shares.
Use of proceeds............. We will not receive any proceeds from the sale of the common stock hereunder.
                             However, we will receive the sale price
                             of any common stock we sell to the
                             selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.


      The above information regarding common stock to be outstanding after the offering is based on 95,221,074 shares of common stock outstanding as of April 21, 2006 and assumes the subsequent conversion of our issued secured convertible debentures and exercise of warrants by our selling stockholders.

DECEMBER 2005 SECURITIES PURCHASE AGREEMENT


      On December 30, 2005, we entered into a Termination Agreement with Cornell Capital Partners, LP (the "Investor") pursuant to which the Standby Equity Distribution Agreement entered between us and the Investor dated June 2004 was terminated. Further, on December 30, 2005, in order to obtain alternative funding for our ongoing operations, we then executed a Securities Purchase Agreement (the "Agreement") for the sale of (i) $1,150,000 in secured convertible debentures (the "Debentures") and (ii) stock purchase warrants (the "Warrants") to buy 120,000,000 shares of our common stock.


      On December 30, 2005, the Investor purchased $300,000 in Debentures and received Warrants to purchase 120,000,000 shares of our common stock. On February 3, 2006, the Investor purchase an additional $700,000 pursuant to the Agreement. In addition, provided that all of the conditions in the Agreement are satisfied, the Investor is obligated to provide us with an additional $150,000 within three business days of the effectiveness of the registration statement registering the shares of common stock underlying the Debentures and the Warrants.

      The Debentures bear interest at 12%, mature three years from the date of issuance, and are convertible into our common stock, at the Investor's option, at a conversion price, equal to the lower of (i) $0.0132 or (ii) 85% of the lowest weighted average price during the 30 trading days immediately preceding the conversion date. As of January 27, 2006, the lowest weighted average price during the 30 trading days immediately preceding the conversion date as reported on the Over-The-Counter Bulletin Board was $.008 and, therefore, the conversion price for the Debentures was $.0068. Based on this conversion price, the Debentures in the amount of $1,150,000, excluding interest, were convertible into 169,117,647 shares of our common stock.


      We may prepay the Debentures only in the event that our closing bid price is less than $0.0132. We are required to pay a premium of 20% at the time of redemption. The full principal amount of the Debentures is due upon default under the terms of Debentures. In addition, we have granted the Investor a security interest in substantially all of our assets and intellectual property as well as registration rights pursuant to which we are required to have the registration statement filed within 30 days of the Agreement and effective within 120 days of the Agreement.

      The Warrants are exercisable until five years from the date of issuance at the following exercise prices:

o     $0.008 with respect to 36,000,000 shares of common stock;

o     $0.01 with respect to 36,000,000 shares of common stock;

o     $0.02 with respect to 21,000,000 shares of common stock;

o     $0.05 with respect to 16,000,000 shares of common stock; and

o     $0.10 with respect to 11,000,000 shares of common stock.

      In addition, the exercise price of the Warrants is adjusted in the event we issue common stock at a price below market.

      The Investor has contractually agreed to restrict their ability to convert the Debentures and exercise the Warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of common stock.


      The sale of the Debentures was completed on December 30, 2005 with respect to $300,000 of the Debentures and on February 3, 2006 with respect to $700,000 of the Debentures. As of the date hereof, we are obligated on $1,000,000 in face amount of Debentures issued to the Investor. The Debentures are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of our company. In addition, we are also obligated on an additional $150,000 in face amount of Debentures issued to the Investors pursuant to the Agreement.


      The Debentures and Warrants were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

      On February 3, 2006, we entered into a Termination Agreement with the Investor pursuant to which we agreed to terminate the Escrow Agreement and the respective rights and obligations contained therein and any rights and obligations with respect to escrow arrangements provided for in the Securities Purchase Agreement. As a result, the Investor and we shall not have any rights or obligations under or with respect to the Escrow Agreement or the escrow arrangements (including fees) provided for in the Securities Purchase Agreement. In addition, the termination of the Escrow Agreement required us to enter into amendments to the Securities Purchase Agreement, Investor Registration Rights Agreement, and Security Agreement, each dated as of February 3, 2006, to delete all references to the Escrow Agreement or the escrow arrangements specified thereunder.

                                  RISK FACTORS

      Any investment in our shares of common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus before you decide to buy our common stock. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock. We provide the following cautionary discussion of risks, uncertainties and possible inaccurate assumptions relevant to our business and our products. These are factors that we think could cause our actual results to differ materially from expected results.

Risks Related To Our Business:

We have a history of losses which may continue, requiring us to seek additional sources of capital which may not be available, requiring us to curtail or cease operations.


      We incurred net losses of $2,334,408 for the year ended December 31, 2005 and $2,274,319 for the year ended December 31, 2004. Our monthly burn rate is approximately $35,000 per month and, accordingly, we will need to raise approximately $420,000 over the next 12 months in order to sustain our current operations. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to market and sell our services. Our possible success is dependent upon the successful development and marketing of our services, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our activities, particularly if a well-financed competitor emerges. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.


Our Independent Auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.


      In their report dated April 13, 2006, our independent auditors stated that our financial statements for the year ended December 31, 2005 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of cash flow constraint, an accumulated deficit of $4,608,727 at December 31, 2005 and recurring losses from operations. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.


Our Success Depends On Attracting And Retaining Highly Skilled And Qualified Technical And Consulting Personnel.

      We must hire highly skilled technical personnel as employees and as independent contractors in order to acquire controlling interests in or to participate in the creation of, and to provide financial, management and technical support to, development stage business, e-commerce businesses and traditional brick-and-mortar businesses. The competition for skilled technical employees is intense and we may not be able to retain or recruit such personnel. We must compete with companies that possess greater financial and other resources than we do, and that may be more attractive potential employees and contractors. To be competitive, we may have to increase the compensation, bonuses, stock options and other fringe benefits offered to employees in order to attract and retain such personnel. The costs of retaining or attracting new personnel may have a materially adverse affect on our business and our operating results. In addition, difficulties in hiring and retaining technical personnel could delay the implementation of our business plan.

Our Success Depends In A Large Part On The Continuing Service of Key Personnel.

      Changes in management could have an adverse effect on our business. We are dependent upon the active participation of several key management personnel, including Brian Sorrentino, our chief executive officer, and Mark Solomon, our president. This is especially an issue for us since our staffing is small. The failure to retain our current management or personnel could have a material and adverse effect on our operating results and financial performance.

Because our management team devotes a limited amount of their time to our affairs, our business may not be successful.

      Our management team consists of individuals who are concurrently involved in other activities and careers and will be spending only a limited amount of time on our affairs. We may not be able to successfully implement our business plan or continue our operations if our management team is unable to devote the time required.

Our strategy may involve speculative investments which could cause us to lose some or all of our invested funds and could cause the price of our stock to decline.

      Our success depends on our ability to develop or select companies that will be ultimately successful. There may be factors outside our control which could affect the success of the acquired companies. We intend to seek companies in the early stages of development with limited operating history, little revenue and possible losses. If we becomes affiliated with such entities and they do not succeed, the value of our assets, results of operations and the price of our common stock could decline.

Management and affiliates own enough shares to control shareholder vote which could limit the rights of existing or future shareholders.

      Our executive officers, directors, affiliates and entities controlled by them own approximately 50.94% of the outstanding common stock. As a result, these executive officers and directors will control the vote on matters that require stockholder approval such as election of directors, approval of a corporate merger, increasing or decreasing the number of authorized shares, adopting corporate benefit plans, effecting a stock split, amending our Certificate of Incorporation or other material corporate actions.

We do not have employment agreements with any of our officers or employees and if we are unable to retain our management team our business operations may not be able to continue to operate.

      Our success in achieving our growth objectives is dependant to a substantial extent upon the continuing efforts and abilities of our key management personnel, including the efforts of Brian Sorrentino, our Chief Executive Officer, as well as other executive officers and management. We do not have employment agreements with any of our executive officers and the loss of their services would deprive us of their needed legal and business contacts and experiences. We may not be able to maintain and achieve our growth objectives should we lose any or all of these individuals' services. We do not maintain key-man life insurance for any of our officers.

We have and intend to continue to issue shares of our common stock to our officers, directors and consultants as compensation for services which they perform on behalf of our company at a discount to the market price of our common stock at the time of such issuance. This results in a large number of shares which have been issued and the sale of these shares may depress the market price of our common stock and will cause dilution to our existing stockholders.

      We often issue, and intend to continue to issue from time to time, shares of our common stock to our officers, directors and consultants as compensation for services which they perform on behalf of our company at a discount to the market price of our common stock at the time of such issuance. As of the date hereof, we have issued Brian Sorrentino, our Chief Executive Officer and Director, an aggregate of 17,056,262 shares of our common stock as compensation for services performed on our behalf. In addition, we have issued Mark Solomon, our President and Director, and Howard Siegel, our Director, an aggregate of 11,098,300 and 3,025,000 shares of our common stock, respectively, each as compensation for services performed on our behalf. This results in a large number of shares which have been issued to our officers, directors and consultants at a discount to the market price of our common stock. The sale of these shares may depress the market price of our common stock and will cause dilution to our existing stockholders.

If we are required to comply with the Investment Company Act of 1940, we will incur substantial additional expenses and if we do not comply with the Investment Company Act of 1940, then we could be subject to liabilities.

      Our ownership interest in companies that we seek to consult with and acquire could result in our being classified as an investment company under the Investment Company Act of 1940. If we are required to register as an investment company, then we will incur substantial additional expenses as the result of the Investment Company Act of 1940's record keeping, reporting, voting, proxy disclosure and other legal requirements. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the Investment Company Act of 1940. Any violation of the Investment Company Act of 1940 could subject us to civil or criminal liabilities. In the event we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the businesses whose securities are held. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Restrictions on transactions between an investment company and its affiliates under the Investment Company Act of 1940 would make it difficult, if not impossible, for us to implement our business strategy of actively managing, operating and promoting collaboration among our to be acquired network of affiliated entities.

Risks Relating To Our Current Financing:

There are a large number of shares underlying our convertible debentures and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.


      As of April 21, 2006, we had 95,221,074 shares of common stock issued and outstanding, convertible debentures outstanding that may be converted into an estimated 169,117,647 shares of common stock, an obligation to issue convertible debentures that may be converted into an estimated 95,505,618 shares of common stock, and outstanding warrants to purchase 120,000,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.


The continuously adjustable conversion price feature of our secured convertible debentures could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.


      Our obligation to issue shares upon conversion of our secured convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of April 21, 2006 of $0.008.


% Below Market    Price Per Share    Discount of 15%   Number of Shares Issuable
--------------    ---------------    ---------------   -------------------------
25%               $  .006            $  .0051          225,490,196
50%               $  .004            $  .0034          338,235,294
75%               $  .002            $  .0017          676,470,588

      As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The continuously adjustable conversion price feature of our $1,150,000 principal convertible debentures may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock.

      The convertible debentures are convertible into shares of our common stock at a 15% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the convertible debentures and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.

      The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In the event that our stock price declines, the shares of common stock allocated for conversion of the convertible debentures and registered pursuant to this prospectus may not be adequate and we may be required to file a subsequent registration statement covering additional shares. if the shares we have allocated and are registering herewith are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection therewith.


      Based on the current conversion price of our convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we will allocate and register 845,588,235 shares to cover the conversion of the convertible debentures and stock purchase warrants. In the event that our conversion or exercise price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.


If we are required for any reason to repay our outstanding convertible debentures, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the convertible debentures, if required, could result in legal action against us, which could require the sale of substantial assets.

      On December 30, 2005, we entered into a financing arrangement involving the sale of a $1,150,000 principal amount of convertible debentures and stock purchase warrant to buy 120,000,000 shares of our common stock. The convertible debentures are due and payable, with 12% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business or the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us could require the early repayment of the convertible debentures. We anticipate that the full amount of the convertible debentures will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Risks Related To Our Common Stock:

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

The limited market for our shares will make our price more volatile; therefore you may have difficulty selling our common stock.

      The market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. Currently, our common stock is traded on the Over-The-Counter Bulletin Board. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock.

Our common stock will be subject to the "Penny Stock" rules of the SEC and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

      The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                           Forward-Looking Statements

      Information in this prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, we have received gross proceeds of $1,150,000 from the sale of the convertible debentures. The proceeds received from the sale of the convertible debentures will be and are being used for business development purposes, working capital needs, consulting fees, management fees, internal and external accounting fees and repayment of debt.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. A description of each selling stockholder's relationship to our Company and how each selling stockholder acquired the shares in this offering is detailed in the information immediately following this table.


------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common                                               Beneficial   of Common
                       Issuable Upon      Stock,      Shares of     Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming    Common Stock   Ownership   Common Stock    After the      After
                        Debentures         Full       Included in   Before the  Owned Before    Offering     Offering
        Name         and/or Warrants*   Conversion    Prospectus    Offering**   Offering**        (2)           (2)
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Cornell Capital         289,117,647        75.22%   Up to          965,588,235 (1)      4.99%      --            --
Partners, L.P.                                      965,588,235 (1)
                                                    shares of
                                                    common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------

* This column represents an estimated number based on a current conversion price of $0.0068, divided into the principal amount.


** These columns represent the aggregate maximum number and percentage of shares that the selling stockholder can own at one time (and therefore, offer for resale at any one time) due to its 4.99% limitation.

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) Assumes that all securities registered will be sold.

      The following information contains a description of the selling stockholders. Except as set forth, none of the selling stockholders have held a position or office, or had any other material relationship, with our company:

      Cornell Capital Partners, L.P. is the holder of convertible debentures in the principal amount of $1,150,000 and a warrant to purchase 120,000,000 shares of common stock. Cornell Capital Partners is a private equity fund. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors and has voting control over the securities beneficially owned by Yorkville Advisors, LLC and Cornell Capital Partners. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with us.

DECEMBER 2005 SECURITIES PURCHASE AGREEMENT

      On December 30, 2005, we entered into a Termination Agreement with Cornell Capital Partners, LP (the "Investor") pursuant to which the Standby Equity Distribution Agreement entered between us and the Investor dated June 2004 was terminated. Further, on December 30, 2005, in order to obtain alternative funding for our ongoing operations, we then executed a Securities Purchase Agreement (the "Agreement") for the sale of (i) $1,150,000 in secured convertible debentures (the "Debentures") and (ii) stock purchase warrants (the "Warrants") to buy 120,000,000 shares of our common stock.


      On December 30, 2005, the Investor purchased $300,000 in Debentures and received Warrants to purchase 120,000,000 shares of our common stock. On February 3, 2006, the Investor purchase an additional $700,000 pursuant to the Agreement. In addition, provided that all of the conditions in the Agreement are satisfied, the Investor is obligated to provide us with an additional $150,000 within three business days of the effectiveness of the registration statement registering the shares of common stock underlying the Debentures and the Warrants.

      The Debentures bear interest at 12%, mature three years from the date of issuance, and are convertible into our common stock, at the Investor's option, at a conversion price, equal to the lower of (i) $0.0132 or (ii) 85% of the lowest weighted average price during the 30 trading days immediately preceding the conversion date. As of January 27, 2006, the lowest weighted average price during the 30 trading days immediately preceding the conversion date as reported on the Over-The-Counter Bulletin Board was $.008 and, therefore, the conversion price for the Debentures was $.0068. Based on this conversion price, the Debentures in the amount of $1,150,000, excluding interest, were convertible into 169,117,647 shares of our common stock.


      We may prepay the Debentures only in the event that our closing bid price is less than $0.0132. We are required to pay a premium of 20% at the time of redemption. The full principal amount of the Debentures is due upon default under the terms of Debentures. In addition, we have granted the Investor a security interest in substantially all of our assets and intellectual property as well as registration rights pursuant to which we are required to have the registration statement filed within 30 days of the Agreement and effective within 120 days of the Agreement.

      The Warrants are exercisable until five years from the date of issuance at the following exercise prices:

o     $0.008 with respect to 36,000,000 shares of common stock;

o     $0.01 with respect to 36,000,000 shares of common stock;

o     $0.02 with respect to 21,000,000 shares of common stock;

o     $0.05 with respect to 16,000,000 shares of common stock; and

o     $0.10 with respect to 11,000,000 shares of common stock.

      In addition, the exercise price of the Warrants is adjusted in the event we issue common stock at a price below market.

      The Investor has contractually agreed to restrict their ability to convert the Debentures and exercise the Warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of common stock.


      The sale of the Debentures was completed on December 30, 2005 with respect to $300,000 of the Debentures and on February 3, 2006 with respect to $700,000 of the Debentures. As of the date hereof, we are obligated on $1,000,000 in face amount of Debentures issued to the Investor. The Debentures are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of our company. In addition, we are also obligated on an additional $150,000 in face amount of Debentures issued to the Investors pursuant to the Agreement.


      The Debentures and Warrants were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.



      On February 3, 2006, we entered into a Termination Agreement with the Investor pursuant to which we agreed to terminate the Escrow Agreement and the respective rights and obligations contained therein and any rights and obligations with respect to escrow arrangements provided for in the Securities Purchase Agreement. As a result, the Investor and we shall not have any rights or obligations under or with respect to the Escrow Agreement or the escrow arrangements (including fees) provided for in the Securities Purchase Agreement. In addition, the termination of the Escrow Agreement required us to enter into amendments to the Securities Purchase Agreement, Investor Registration Rights Agreement, and Security Agreement, each dated as of February 3, 2006, to delete all references to the Escrow Agreement or the escrow arrangements specified thereunder.

Sample Conversion Calculation

      The number of shares of common stock issuable upon conversion of the Debentures is determined by dividing that portion of the principal of the Debenture to be converted and interest, if any, by the conversion price. For example, assuming conversion of $300,000 of debentures on January 27, 2006, and a conversion price of $0.0089 per share, the number of shares issuable upon conversion would be:


$300,000/$.0068 = 44,117,647 shares

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as April 21, 2006 of $0.008.


% Below Market    Price Per Share    Discount of 15%   Number of Shares Issuable
--------------    ---------------    ---------------   -------------------------
25%               $  .006            $  .0051          225,490,196
50%               $  .004            $  .0034          338,235,294
75%               $  .002            $  .0017          676,470,588

                              PLAN OF DISTRIBUTION

      The selling stockholder and any of its pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     privately-negotiated transactions;

o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

o     through the writing of options on the shares

o     a combination of any such methods of sale; and

o     any other method permitted pursuant to applicable law.

      The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholder or its pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

      The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholder, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


      Our common stock is currently traded on the Over-The-Counter Bulletin Board under the symbol "SYDI". The following table sets forth the high and low bid prices of our common stock, as reported by the Over-The-Counter Bulletin Board for each quarter since January 1, 2003. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.



                             High Bid Price          Low Bid Price
                             --------------          -------------
First Quarter 2003             $  0.05                  $  0.02
Second Quarter 2003            $  1.15                  $  0.05
Third Quarter 2003             $  0.05                  $  0.05
Fourth Quarter 2003            $  2.45                  $  0.05
--------------------------------------------------------------------
First Quarter 2004             $  0.60                  $  0.25
Second Quarter 2004            $  1.90                  $  0.55
Third Quarter 2004             $  0.30                  $  0.25
Fourth Quarter 2004            $  1.50                  $  0.15
--------------------------------------------------------------------
First Quarter 2005             $  1.25                  $  0.22
Second Quarter 2005            $  0.51                  $  0.07
Third Quarter 2005             $  0.09                  $  0.02
Fourth Quarter 2005            $  0.05                  $  0.004
--------------------------------------------------------------------
First Quarter 2006             $  0.017                 $  0.006

      As of April 21, 2006, there were approximately 43 holders of record of our common stock. We believe that the number of beneficial owners is substantially greater than the number of record holders because a significant portion of our outstanding common stock is held of record in broker "street names" for the benefit of individual investors. The transfer agent of our common stock is Pacific Stock Transfer, Inc., 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119.


Dividends

      We have never declared or paid any cash dividends on its common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans


      The following table shows information with respect to each equity compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended December 31, 2005.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                         Number of securities
                                      Number of securities                             remaining available for
                                        to be issued upon        Weighted average       future issuance under
                                           exercise of          exercise price of     equity compensation plans
                                      outstanding options,     outstanding options,     (excluding securities
           Plan category               warrants and rights     warrants and rights     reflected in column (a)
------------------------------------ ------------------------ ----------------------- ---------------------------
                                               (a)                     (b)                       (c)
------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans approved             -0-                     -0-                       -0-
by security holders
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans not                  -0-                     -0-                       -0-
approved by security holders
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Total                                          -0-                     -0-                       -0-

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

      The information in this registration statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact made in this registration statement are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

      The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.


General

      We are a consulting company formed to acquire controlling interests in or to participate in the creation of, and to provide financial, management and technical support to, development stage businesses. Our strategy is to integrate affiliated companies into a network and to actively develop the business strategies, operations and management teams of the affiliated entities.

      It is the intent of our board of directors to develop and exploit all business opportunities to increase efficiencies between companies with which we may invest in or consult. In addition, we may acquire companies to be held as wholly owned subsidiaries.

      We had one wholly owned subsidiary, Kemper Pressure Treated Forest Products, Inc. Kemper was engaged in the retail brokerage business of preservative treated lumber such as utility poles, bridge pilings, timber and guardrail posts. Kemper had one customer and as a result of limited revenue we elected to wind down Kemper's operations during the fourth quarter of 2003. We have changed our focus and growth efforts towards our consulting business and/or the acquisition of an operating development company.

      On September 2005, we launched HTRG & Associates LLC ("HTRG") as a wholly owned subsidiary that will specialize in the real estate appraisal business. We brought on Thomas Gibbs as the President of HTRG to run the daily operations of the organization. Mr. Gibbs is also the sole owner of a consulting company named HTRG Consulting that has done specific consulting work for the company in the year of 1999 in efforts to develop and launch HCX The haircolorxperts. We have not settled with Mr. Gibbs on the terms of his employment contract at this time. Through HTRG, we intend to leverage our activities from the real estate appraisal business into real estate development. We will establish a formal employment contract in relation to the real estate development projects that we choose to engage.

      On November 10, 2003, we entered into a Letter of Intent with Tri State Metro-Territories, LLC (Tri-State) to acquire substantially all of the assets of Tri-State. Brian Sorrentino, a major shareholder, director and an executive officer of our company, is a 10% shareholder in Tri State. Mark Solomon, who serves as a member of our Board of Directors and is a shareholder of our company also is a member of Tri-State. Dale Hill, is a shareholder of our company and is also a member of Tri-State. Tri State is in the business of selling franchised hair coloring salon units under the name of "HCX the haircolorxperts. The assets being negotiated by us include the exclusive to the interest in the prototype HCX Salons located in Columbia Maryland and Washington, DC. On March 18, 2004, we entered into privately negotiated exchange agreements to exchange 355,000 restricted shares of its common stock for 8% of membership interests of Tri-State. In addition, from September 2004 through February 2005 we entered into two purchase agreements whereby the Company purchased 3% of membership interests of Tri-State for $115,000. Although it is our intent to acquire all the assets of Tri-State, the specific terms and the evaluations of the potential transaction have not yet been finalized and the pending audited financial statements of Tri-State are a requirement for completion of that transaction. The transaction is also subject to customary closing conditions, including but not limited to the receipt of all definitive documents, valuations, consents, and approvals. There can be no assurance as to whether or when the transaction will close.

Fiscal Year Ended December 31, 2005 Compared to Fiscal Year Ended December 31, 2004

      For the year ended December 31, 2005, our revenue increased by $66,425 to $66,425 for the year ended December 31, 2005 from $0 for the year ended December 31, 2004. The increase is primarily attributed to the revenue generated by HTRG & Associates LLC the Company's new subsidiary that came on line in September 2005.

      The operating expenses for the period ended December 31, 2005 decreased by $900,866 to $978,414 for the year ended December 31, 2005 from $1,879,280 for the year ended December 31, 2004. Our operating expenses consist primarily of general and administrative expenses and consulting fees which increased by $268,702 and decreased $972,133, respectively. The reason for the changes relate to the ability of the Company to pay for services with cash instead of relying on the issuance of shares for consulting services.

      The net loss for the year ended December 31, 2005 was $2,334,408 compared to net less of $2,274,319 for the year ended December 31, 2004. The primary reason for the increase in the loss was due to the reasons set for above.

Liquidity and Capital Resources

      Total current assets at December 31, 2005 were $267,984. We have historically incurred losses. For the fiscal year ended December 31, 2005, we had a net loss of $2,334,408.

      On December 30, 2005, in order to obtain alternative funding for our ongoing operations, we entered into a Termination Agreement with Cornell Capital Partners, LP (the "Investor") pursuant to which the Standby Equity Distribution Agreement entered between our company and the Investor dated June 2004 was terminated. On December 30, 2005, Cornell Capital purchased $300,000 in Debentures and received Warrants to purchase 120,000,000 shares of our common stock. In addition, provided that all of the conditions in the Securities Purchase Agreement are satisfied, Cornell Capital is obligated to provide us with an additional $700,000 within two business days of the filing of a registration statement registering the shares of common stock issuable in connection with the Debentures and the Warrants and $150,000 within three business days of the effectiveness of the registration statement.

      The Debentures bear interest at 12%, mature three years from the date of issuance, and are convertible into our common stock, at Cornell Capital's option, at a conversion price, equal to the lower of (i) $0.0132 or (ii) 85% of the lowest weighted average price during the 30 trading days immediately preceding the conversion date. As of January 27, 2006, the lowest weighted average price during the 30 trading days immediately preceding the conversion date as reported on the Over-The-Counter Bulletin Board was $.008 and, therefore, the conversion price for the Debentures was $.0068. Based on this conversion price, the Debentures in the amount of $1,150,000, excluding interest, were convertible into 169,117,647 shares of our common stock.

      We may prepay the Debentures only in the event that our closing bid price is less than $0.0132. We are required to pay a premium of 20% at the time of redemption. The full principal amount of the Debentures is due upon default under the terms of Debentures. In addition, we have granted Cornell Capital a security interest in substantially all of our assets and intellectual property as well as registration rights pursuant to which we are required to have the registration statement filed within 30 days of the Agreement and effective within 120 days of the Agreement.

      In accordance with EITF-00-19 and SFAS 150, and because there is no explicit limit on the number of shares that are to be delivered upon exercise of the conversion feature, we are not able to assert that it will have sufficient authorized and unissued shares to settle the conversion option. As a result, the conversion feature will be accounted for as a derivative liability, with the fair value recorded in earnings each period. On February 6, 2006 the company issued an additional $700,000 of the $1,150,000 debenture and expects to issue the final $150,000 of the $1,150,000 debenture on the date that the SEC approves the pending registration of said debenture.

      Our future revenues and profits, if any, will depend upon various factors, including the following:

      Whether we will be able to effectively evaluate the overall quality and industry expertise of potential acquisition candidates; whether we will have the funds to provide seed capital and mezzanine financing to brick-and-mortar, e-commerce and Internet-related companies; and whether we can develop and implement business models that will enable growth companies to develop.

      We may not be able to effect any acquisitions of or investments in development stage companies if we are unable to secure sufficient funds to finance our proposed acquisitions costs. We expect that our current cash and cash equivalents will allow us to continue our current operation for six months. If we are unable to generate additional revenues or secure financings, we may be forced to cease or curtail operations.

      We intend for our management team to identify companies that are positioned to succeed and to assist those companies with financial, managerial and technical support. Over the next 12 months, we intend to increase revenue and gross profit margin by focusing and expanding its consulting services and seeking acquisition candidates. It is management's belief that potential acquisition targets can be better identified and assessed for risk if we first become involved with these candidates on a consulting capacity. Our strategy is to integrate affiliated companies into a network and to actively develop the business strategies, operations and management teams of the affiliated entities.

      We do not foresee any significant changes in the number of our employees over the next twelve months except in the event we finalize an acquisition. We have not paid dividends on our common stock, and intend to reinvest our earnings to support our working capital and expansion requirements. We intend to continue to utilize our earnings in the development and expansion of the business and do not expect to pay cash dividends in the foreseeable future. It is the belief of management that as we move toward an active trading status the ability to raise capital by stock issuance to effect our business plan is enhanced.

      We do not expect to sell any manufacturing facilities or significant equipment over the next twelve months except within the demands of potential acquisitions that we may pursue.

Off-Balance Sheet Arrangements

      We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on us.

                             DESCRIPTION OF BUSINESS

Organizational History

      We are a Delaware corporation. Kemper Pressure Treated Forest Products, Inc. is Mississippi corporation formed in 1987. On August 16, 1999, the shareholders of Kemper Pressure Treated Forest Products exchanged all their outstanding stock, 16,200,000 shares, on a one-for-one basis for shares of stock of Life2K.com, Inc., a Delaware corporation, which had been incorporated in Delaware on March 24, 1999 as Algonquin Acquisition Corporation and which had no operations, no revenues and one shareholder, TPG Capital Corporation. On August 12, 1999, in anticipation of the share exchange with Kemper Pressure Treated Forest Products, Inc., Algonquin Acquisition Corporation changed its name to Life2K.com, Inc. As a result of the share exchange, Kemper Pressure Treated Forest Products, Inc. became a wholly-owned subsidiary of Life2K.com, Inc.

      On October 13, 2000, the shareholders of Life2K.com, Inc. exchanged all their outstanding stock for shares of our company which was named Generation Acquisition Corporation at such time. At the time of the exchange, the officers and directors of Life2K.com, Inc. became the officers and directors of Generation Acquisition Corporation. Simultaneously, Life2K.com, Inc. merged with and into Generation Acquisition Corporation and changed its name to SyndicationNet.com, Inc.

General

      We are a consulting company formed to acquire controlling interests in or to participate in the creation of, and to provide financial, management and technical support to, development stage business, e-commerce businesses and traditional brick-and-mortar businesses. We have no restrictions or limitations in terms of the type of industry that we intend to focus our activities on. We do not want to limit the scope of our potential target businesses. In evaluating whether to act as a consultant with a particular company and whether to invest in a specific company, our board of directors intends to apply a general analysis which would include, but not limited to, the following:

o an evaluation of industry of a target company to determine the competition that exists in that particular industry;

o an evaluation to determine if the target company has the products, services and skills to successfully compete in its industry;

o     an evaluation of the target company's management skills; and

o an evaluation of our equity position in a target company, if any, to review the extent, if any, that we will be able to exert influence over the direction and operations of the development stage company.

      As a condition to any acquisition or development agreement, we intend to require representation on the company's board of directors to ensure our ability to provide active guidance to the company. The board of directors has the ultimate authority for any decision with regard to selecting which companies to consult with and in which companies we might make an investment.

      Our strategy is to integrate affiliated companies into a network and to actively develop the business strategies, operations and management teams of the affiliated entities. It is the intent of our board of directors to develop and exploit all business opportunities to increase efficiencies between companies with which we may invest in or consult. For example, if we are consulting with a marketing company, we may utilize that marketing company to provide services for other companies with which we consult with or invest. We may acquire companies to be held as wholly owned subsidiaries of our company.

      Our board of directors believes that the financial evaluations of our company would be enhanced as a result of having diversified companies owned by our company. We anticipate that our role as a consultant to development stage companies may provide the opportunity for us to invest in such development stage companies, however, our services as a consultant will not be conditioned on us being allowed to invest in a company.

      We do not intend to identify potential acquisition, investment and consulting activities through the use of paid advertisements, phone solicitation or email solicitation, but intend to become aware of and identify potential acquisition, investment and consulting activities through the business contacts and networking of our officers and directors.

HTRG & Associates LLC

      In September 2005, we launched HTRG & Associates LLC ("HTRG") as a wholly owned subsidiary that will specialize in the real estate appraisal business. We brought on Thomas Gibbs as the President of HTRG to run the daily operations of the organization. Mr. Gibbs is also the sole owner of a consulting company named HTRG Consulting that has done specific consulting work for the company in the year of 1999 in efforts to develop and launch HCX The haircolorxperts. We have not settled with Mr. Gibbs on the terms of his employment contract at this time. Through HTRG, we intend to leverage our activities from the real estate appraisal business into real estate development. We will establish a formal employment contract in relation to the real estate development projects that we choose to engage.


Letter Of Intent With Tri-State Metro Territories LLC


      On November 10, 2003, we entered into a Letter of Intent with Tri State Metro-Territories, LLC (Tri-State) to acquire substantially all of the assets of Tri-State. Brian Sorrentino, a major shareholder, director and an executive officer of our company, is also a 10% shareholder in Tri State. Additionally, Robert Green is a member of Tri-State and a shareholder of our company. Mark Solomon, who serves as a member of our Board of Directors and is a shareholder of our company also is a member of Tri-State. Dale Hill, is a shareholder of our company and is also a member of Tri-State. Tri State is in the business of selling franchised hair coloring salon units under the name of "HCX the haircolorxperts". HCX, the parent franchisor. The assets being negotiated by us include the interest in the prototype HCX Salons located in Columbia Maryland and Washington, DC. We have loaned Tri-State $178,000 in connection with Tri-State's opening of its prototype salon in Washington, DC. On March 18, 2004, we entered into privately negotiated exchange agreements to exchange 355,000 restricted shares of our common stock for 8% of membership interests of Tri-State. In addition, from September 2004 through February 2005, we entered into two purchase agreements whereby we purchased 3% of membership interests of Tri-State for $115,000. Although it is our intent to acquire all the assets of Tri-State, the specific terms and the evaluations of the potential transaction have not yet been finalized and the pending audited financial statements of Tri-State are a requirement for completion of that transaction. The transaction is also subject to customary closing conditions, including but not limited to the receipt of all definitive documents, valuations, consents, and approvals. There can be no assurance as to whether or when the transaction will close.


Letter of Intent with New Age Systems, Inc.

      On September 14, 2004, we entered into a letter of intent with the shareholders of New Age Systems, Inc. ("New Age") in which we agreed to acquire 100% of New Age's outstanding securities from New Age's shareholders. The closing of this sale was subject to the entering of a final definitive agreement and the performance of customary due diligence. New Age is a full-service information technology provider to government and business, providing services and related products. New Age provides services in the following areas:

o     Software Engineering,

o     Records Management and Workflow,

o     Network Design and Support,

o     Program Management,

o     Geographic/Geospatial Information System solutions, and

o     Integrated Association Management Systems.

      During the three months ended September 30, 2005, we discontinued negotiations to pursue the acquisition of New Age Systems, Inc.

The Market

      We believe that the effective achievement of the public status has provided access to the capital markets and the associated investment capital necessary to effect our declared intention to engage in the acquisition and merger elements of our business plan. As Internet-based network reliability, speed and security continue to improve, and as more businesses are connected to the Internet, traditional brick-and-mortar businesses are using the Internet to conduct e-commerce and to create new revenue opportunities by enhancing their interactions with new and existing customers. Businesses are also using the Internet to increase efficiency in their operations through improved communications, both internally and with suppliers and other business partners.

      Our management team believes that it can offer development stage companies strategic guidance regarding business model development, market positioning, management selection, day-to-day operational support and the introduction to investors that start-up companies often need to fulfill their business objectives by way of increased access to public equity markets.

Marketing

      Primarily through the marketing efforts of our executive officers, directors and consultants, we intend to locate B2B Internet-related companies and traditional brick-and-mortar businesses for which we will act as a general corporate consultant and we also intend to locate development stage companies as acquisition candidates. We do not intend to concentrate our efforts on any particular industry. Our management team hopes to take advantage of the resources of its directors, specifically in the areas of accounting, e-commerce, finance and politics, to enable us to consult with, acquire and integrate B2B e-commerce companies and traditional brick-and-mortar businesses. We intend to actively explore synergistic opportunities such as cross marketing efforts within the network of companies we will consult with or acquire.

Strategy and Objectives - Investment and development activities

      We believe that we can add value to development stage B2B e-commerce Internet-related companies and traditional brick and mortar businesses by providing seed-capital and we may take advantage of various potential business acquisition opportunities through the issuance of our securities. We believe we can further assist them in the following areas:

o to develop and implement business models that capitalize on the Internet's ability to provide solutions to traditional companies;

o to build a corporate infrastructure including a management team, a qualified sales and marketing department, information technology, finance and business development;

o to assist them in their ability to manage rapid growth and flexibility to adopt to the changing Internet marketplace and technology;

o to assist them in evaluating, structuring and negotiating joint ventures, strategic alliances, joint marketing agreements and other corporate transactions; and

o to advise them in matters related to corporate finance, financial reporting and accounting operations.

      We believe that our management team is qualified to identify companies that are positioned to compete successfully in their respective industries. We intend to structure our acquisitions to permit the acquired company's management and key personnel to retain an equity stake in the company. We believe that we have the ability to complete acquisitions and investments quickly and efficiently. We intend that after acquiring an interest in a development company, it will participate in follow-on financing if needed. We have no proposed activities related to the offering of securities of any other company.

Management and consulting activities

      In evaluating whether to act as a consultant with a particular company, we intend to apply an analysis which includes, but is not limited to, the following factors:

o industry evaluation to determine inefficiencies that may be alleviated through Internet or e-commerce use and will evaluate the profit potential, the size of the market opportunity and the competition that exists for that particular industry;

o target company evaluation to determine if the target company has the products, services and skills to become successful in its industry;

o overall quality and industry expertise evaluation of a potential acquisition candidate in deciding whether to acquire a target company. If the target company's management skills are lacking, a determination will be made as to whether a restructuring of its corporate infrastructure is feasible and, if done so, whether it would be successful;

o evaluation of our equity position in a target company and extent that we will be able to exert influence over the direction and operations of the development stage company; and

o as a condition to any acquisition or development agreement, we intend to require representation on the company's board of directors to ensure our ability to provide active guidance to the acquired company.

Competition

      The market to acquire interests in development stage growth companies, Internet or brick-and-mortar, is highly competitive. Many of our competitors may have more experience identifying and acquiring equity interests in development stage companies and have greater financial, research and management resources than our company. In addition, we may encounter substantial competition from new market entrants. Some of our current and future competitors may be significantly larger and have greater name recognition than our company. Many investment oriented entities have significant financial resources which may be more attractive to entrepreneurs of development stage companies than obtaining our consulting, management skills and networking services. We may not be able to compete effectively against such competitors in the future.

Employees

      Other than our officers, as of April 21, 2006, we had no employees other than one consultant, Brian Sorrentino. Our success depends to a large extent upon the continued services of our officers and directors. The loss of such personnel could have a material adverse effect on our business and our results of operations.

Description of Property

      We are headquartered in 1250 24th Street, NW, Suite 300, Washington, D.C. 20037. We pay $300 per month to rent this office space. We project that such office space should be sufficient for their anticipated needs for the foreseeable future. Our telephone number is (202) 467-2788 and our fax number is
(301) 528-4238.

                                LEGAL PROCEEDINGS

      From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

      On January 6, 2005, the Circuit Court of Madison County, Mississippi, granted summary judgment in favor of all defendants in the action styled "Barry Pope, Individually and as a Shareholder of Worldwide Forest Products, Inc., v Brian Sorrentino, et.al.", including our company as a defendant. The Court also granted a motion of certain Defendants, including our company, asking that Mr. Pope be ordered to pay the defendants attorney fees and expenses incurred as a result of a continuance of a trial set on September 22, 2004, with the Court finding that the actions of Plainfiff Pope caused the continuance. This matter was commenced on November 26, 2001, Barry Pope, individually and as a shareholder of Worldwide Forest Products, Inc. commenced an action against Brian Sorrentino, Dale Hill, Worldwide Forest Products, Inc., Kemper Pressure Treated Forest Products, Inc., Life2k.com, Inc., Algonquin Acquisition Corp., Generation Acquisition Corp., SyndicationNet.com, Inc., Castle Securities Corporation and John Does 1-5, in the Circuit Court of Madison County, Mississippi.

      Cassidy and Associates, PA, our former counsel, filed a statement of claim against us with the American Arbitration Association. This arbitration was settled in September 2004.

                                   MANAGEMENT

Executive Officers and Directors

      Below are the names and certain information regarding our executive officers and directors.

Name                             Age     Position
-------------------------------- ------- -------------------------------------
Brian Sorrentino                 48      Chief Executive Officer and Director
-------------------------------- ------- -------------------------------------
Mrutyunjaya S. Chittavajhula     45      Chief Financial Officer
-------------------------------- ------- -------------------------------------
Mark Solomon                     47      President and Director
-------------------------------- ------- -------------------------------------
Howard S. Siegel                 59      Director

      Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at our annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors


      Brian Sorrentino, 48, serves as our Chief Executive Officer and as a director. Mr. Sorrentino has worked in the securities industry since 1986 and has been licensed series 6, 7, and 24. In 1993, he started Source Management Services, a consulting company. Mr. Sorrentino has specialized in mergers and acquisitions and contract negotiations with regard to those efforts. From August 2000 to March 2005, Mr. Sorrentino has served as the CEO and development agent of Tri-State Metro Territories LLC. Tri State is in the business of selling franchised hair coloring salon units under the name of "HCX the haircolorxperts" which include the exclusive rights to develop the franchise chain of "HCX" in the District of Columbia and Maryland area.

      Mrutyunjaya S. Chittavajhula, 45, serves as our Chief Financial Officer. Mr. Chittavajhula graduated Andhra University located in India with a degree in commerce. From July 1999 through November 2002, Mr. Chittavajhula worked as an accountant in David Pomerantz & Associates, LLC where handled all aspects of professional accounting services. From 2002 until present, Mr. Chittavajhula has been employed as a comptroller of Deep Sea Logistics, Inc. From April 2003 until the present, Mr. Chittavajhula started working for James D Goldblatt CPA PC, Maryland, as an accountant. From May 2003 to July 2004, Mr. Chittavajhula was employed by Futrovsky & Tossman, CPAs, as an accountant.

      Mark Solomon, Esq., 47, has served as Chairman of the Board of Directors of our company since August 1999. Mr. Solomon received a Bachelor of Science Degree from Nova University in 1976 and received his Juris Doctor from Nova University Law School in 1979. For at least the last five years Mr. Solomon has been a practicing attorney for Mark Solomon, P.A., located in Florida, specializing in criminal law.

      Howard S. Siegel, 59, has served as a director of our company since August 1999. Mr. Siegel received his Juris Doctor in 1969 from St. Mary's University Law School. Since 1969, Mr. Siegel has been a practicing attorney. For the past five years, Mr. Siegel has worked with the law office of Yuen & Associates, located in Houston, Texas. Prior to working for Yuen & Associates, Mr. Siegel was employed with the Internal Revenue Service, Tenneco, Inc., Superior Oil Company and Braswell & Paterson. Mr. Siegel serves as a director of Golden Triangle Industries, Inc. (GTII), a public company traded on the Nasdaq exchange, and serves as a director for Signature Motor Cars, Inc, a privately held company.


Director Compensation


      Directors receive an annual issuance of 80,000 shares of our common stock for serving as directors and are repaid for their expenses incurred for serving as directors. On Decemeber 30, 2005, for services rendered as directors and officers of our company, we issued 7,000,000 shares to Brian Sorrentino, 3,000,000 shares to Mrutyunjaya Chittavajhula, 10,000,000 shares to Mark Solomon and 3,000,000 shares to Mark Solomon.


Committees of Our Board of Directors

      The Board of Directors does not have a Compensation, Audit or Nominating Committee, and the usual functions of such committees are performed by the entire Board of Directors. The board of directors have determined that at present we do not have an audit committee financial expert. The Board believes that the members of the Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we have been seeking and continue to seek an appropriate individual to serve on the Board of Directors and the Audit Committee who will meet the requirements necessary to be an independent financial expert.

Code of Ethics

      We have adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of our officers, directors and employees.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers, and persons who own more then 10% of our common stock, file with the SEC the initial reports of ownership and reports of changes in ownership of common stock. Based solely on our review of the copies of such reports received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that there was no failure to comply with Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders.

Executive Compensation

      The following table sets forth all compensation paid in respect of our Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year for our last three completed fiscal years.




                                           Long-Term Compensation
                                        -----------------------------
          Annual Compensation             Awards     Payouts
          -------------------             ------     -------
Name and                                Restricted
Principal                                 Stock      Other($)
Position(s)          Year    Salary($)   Bonus($)  Compensation  Awards(#shares)
---------------      -----  ----------  ---------  ------------  ---------------
Brian Sorrentino     2005     $95,867      --           --            20,000
                     2004       --         --           --            20,000
                     2003       --         --           --            91,000


      We do not have any long term compensation plans or stock option plans.

Employment Agreements

      We have not entered into employment agreements with any of our officers or employees.

Family Relationships

      Currently there are no family relationships among our directors, executive officers or other persons nominated or chosen to become officers or directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In 1999, we borrowed an aggregate of $105,000 from Brian Sorrentino, an executive officer, director and shareholder. We executed a promissory note for the loan amount at an interest rate of 12% per annum. The loan, which was due March 3, 2000, has not been paid as of the date of this filing. In the fiscal year ended December 31, 2003, Mr. Sorrentino loaned an additional $4,100 to us. In the fiscal year ended December 31, 2004, Mr. Sorrentino loaned an additional $248,730 to us. As of December 31, 2004, that the aggregate amount due including interest to Mr. Sorrentino is $401,993.

      The controlling person and founder of our company was James M. Cassidy. At the time of the exchange of stock with Life2K.com, Inc., we had 5,000,000 shares of our common stock outstanding all of which were redeemed and cancelled except 250,000 retained by TPG Capital Corporation, a corporation controlled by James Cassidy. As part of the transactions we agreed to pay TPG Capital Corporation an aggregate of $100,000 for its consulting services of which $65,000 has been paid. In 2004, as a result of a dispute regarding the services rendered by TPG Capital Corporation, we instructed our transfer agent to cancel the 250,000 outstanding shares.

      On November 10, 2003, we entered into a Letter of Intent with Tri State Metro-Territories, LLC (Tri-State) to acquire substantially all of the assets of Tri-State. Brian Sorrentino, a major shareholder, director and an executive officer of our company, is also a 10% shareholder in Tri State. Additionally, Robert Green is a member of Tri-State and a shareholder of our company. Mark Solomon, who serves as a member of our Board of Directors and is a shareholder of our company also is a member of Tri-State. Dale Hill, is a shareholder of our company and is also a member of Tri-State. Tri State is in the business of selling franchised hair coloring salon units under the name of "HCX the haircolorxperts". HCX, the parent franchisor. The assets being negotiated by us include the exclusive rights to develop the franchise chain of "HCX Tri-State Metro Territories LLC" in the District of Columbia and Maryland area as well as the interest in the prototype HCX Salons located in Columbia Maryland and Washington, DC. The Company has loaned Tri-State $178,000 in connection with Tri-State's opening of its prototype salon in Washington, DC. On March 18, 2004, we entered into privately negotiated exchange agreements to exchange 355,000 restricted shares of its common stock for 8% of membership interests of Tri-State. In addition, from September 2004 through February 2005 we entered into two purchase agreements whereby the Company purchased 3% of membership interests of Tri-State for $115,000. Although it is our intent to acquire all the assets of Tri-State, the specific terms and the evaluations of the potential transaction have not yet been finalized and the pending audited financial statements of Tri-State are a requirement for completion of that transaction. The transaction is also subject to customary closing conditions, including but not limited to the receipt of all definitive documents, valuations, consents, and approvals. There can be no assurance as to whether or when the transaction will close.

      As of the date hereof, we have a corporate services consulting agreement with Source Management Services ("Source Management"). Brian Sorrentino, a significant shareholder and an executive officer and director, is the president and sole director and shareholder of Source Management. Pursuant to this agreement we compensated Source Management at the rate of $150 per hour. In addition, we issued 571,000 shares of common stock to Source Management as a bonus.


      We pay accounting fees to MS Acctek, Inc., a private accounting firm owned by Mr. Chittavajhula, our Chief Financial Officer, We paid MS Acctek, Inc. $25,500 for the year ended December 2005.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of April 21, 2006 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

                                                                  Common Stock               Percentage of
Name of Beneficial Owner                   Title             Beneficially Owned (1)         Common Stock (1)
-------------------------------------------------------------------------------------------------------------------
Mrutyunjaya S. Chittavajhula.       CFO                            3,000,000                      3.15%
1250 24th Street, NW
Suite 300, Washington, D.C.
20037
-------------------------------------------------------------------------------------------------------------------
Mark Solomon                        President and Director        11,098,300                     11.66%
901 South Federal Highway
Fort Lauderdale, Florida
22216
-------------------------------------------------------------------------------------------------------------------
Howard B. Siegel                    Director                       3,025,000                      3.18%
15902 South Barker Landing
Houston, Texas 77079
-------------------------------------------------------------------------------------------------------------------
Brian Sorrentino                    CEO and Director              17,056,262                     17.91%
PO Box 484
Damascus, MD 20872
-------------------------------------------------------------------------------------------------------------------
Dale Hill                                                         14,321,194                     15.04%
5056 West grove Drive
Dallas, Texas 75248
-------------------------------------------------------------------------------------------------------------------

All Directors and Executive
Officers as a Group (4)                                           34,179,562                      35.9%
-------------------------------------------------------------------------------------------------------------------

* Less than 1%.


(1) Applicable percentage ownership is based on 95,221,074 shares of common stock outstanding as of April 21, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of April 21, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of April 21, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                            DESCRIPTION OF SECURITIES


      Our authorized capital stock consists of 3,000,000,000 shares of common stock at a par value of $0.0001 per share. As of April 21, 2006, there were 95,221,074 shares of our common stock issued and outstanding


      Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

      Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Our common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Our By Laws also provide that the Board of Directors may also authorize the company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  LEGAL MATTERS

      The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS


      Our financial statements as of December 31, 2005 and 2004 appearing in this prospectus and registration statement have been audited by HJ & Associates, LLC, independent certified public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION


      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Syndication, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.


      We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected by public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                            SYNDICATION NET.COM, INC.

                          INDEX TO FINANCIAL STATEMENTS


Report of Registered Independent Certified Public Accounting Firm           F-1

Balance Sheet at December 31, 2005 and December 31, 2004                    F-2

Statements of Operations for the Years ended December 31, 2005
  and December 31, 2004                                                     F-3

Statements of Stockholders' Equity (Deficit) for the Years
  Ended December 31, 2005 and December 31, 2004                             F-4

Statements of Cash Flows for the Years
  Ended December 31, 2005 and December 31, 2004                             F-5

Notes to Financial Statements                                               F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of
Syndication, Inc.
(Formerly Syndication Net.com, Inc.)
(A Development Stage Company)
Washington DC

We have audited the accompanying consolidated balance sheet of Syndication, Inc. (formerly Syndication Net.com, Inc.) (a development stage company) at December 31, 2005, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2005 and 2004 and from inception of the development stage on January 1, 2004 through December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Syndication, Inc. (formerly Syndication Net.com, Inc.) (a development stage company) at December 31, 2005, and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004 and from inception of the development stage on January 1, 2004 through December 31, 2005 in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the consolidated financial statements, the Company has recorded significant losses from operations, and has no revenues to support operational cash flows, which together raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 6. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


HJ & Associates, LLC
Salt Lake City, Utah
April 13, 2006

                                SYNDICATION, INC.
                      (formerly SYNDICATION NET.COM, INC.)
                          (A Development Stage Company)
                           Consolidated Balance Sheet


                                     ASSETS
                                     ------

                                                                    December 31,
                                                                        2005
                                                                    ------------
CURRENT ASSETS

   Cash                                                             $    255,684
   Accounts receivable                                                    12,300
   Note receivable, Net (Note 13)                                             --
                                                                    ------------

     Total Current Assets                                                267,984
                                                                    ------------

OTHER ASSETS

   Investment, net (Note 10)                                                  --
   Debt offering costs                                                    60,000
                                                                    ------------

     Total Other Assets                                                   60,000
                                                                    ------------

     TOTAL ASSETS                                                   $    327,984
                                                                    ============


        The accompanying notes are an integral part of these consolidated financial statements.

                                SYNDICATION, INC.
                      (formerly SYNDICATION NET.COM, INC.)
                          (A Development Stage Company)
                     Consolidated Balance Sheet (Continued)


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

                                                                   December 31,
                                                                       2005
                                                                  -------------
CURRENT LIABILITIES

   Accounts payable                                               $     103,717
   Accounts payable-related party                                        18,419
   Note payable - related party (Note 5)                                368,937
   Interest payable - related party (Note 5)                             84,104
   Note payable                                                         301,761
   Interest payable                                                      37,043
   Interest payable - convertible debenture                               1,318
   Derivative liability                                               1,668,627
                                                                  -------------


     Total Current Liabilities                                        2,583,926
                                                                  -------------

LONG TERM LIABILITIES
   Convertible debenture (Note 7)                                       168,038
   Convertible debenture (net of $300,000 discount)                          --
                                                                  -------------


     Total Long Term Liabilities                                        168,038
                                                                  -------------

     Total Liabilities                                                2,751,964
                                                                  -------------

STOCKHOLDERS' EQUITY (DEFICIT)

   Preferred stock: 20,000,000 shares authorized of
    $0.001 par value, no shares issued and outstanding                       --
   Common stock: 3,000,000,000 shares authorized of $0.001
    par value, 95,271,074 shares issued and outstanding                   9,994
   Additional paid-in capital                                         4,406,272
   Deficit accumulated prior to the development stage                (2,231,519)
   Deficit accumulated during the development stage                  (4,608,727)
                                                                  -------------

     Total Stockholders' Equity (Deficit)                            (2,423,980)
                                                                  -------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)         $     327,984
                                                                  =============


        The accompanying notes are an integral part of these consolidated financial statements.

                                SYNDICATION, INC.
                      (formerly SYNDICATION NET.COM, INC.)
                          (A Development Stage Company)
                      Consolidated Statements of Operations


                                                                                    From inception of the
                                                    For the Twelve Months Ended      Development stage on
                                                          December 31,                 January 1, 2004
                                                  ------------------------------           through
                                                      2005              2004          December 31, 2005
                                                  ------------      ------------      ------------------
CONSULTING REVENUE                                $     66,425      $         --      $           66,425
                                                  ------------      ------------      ------------------

OPERATING EXPENSES

   Bad debt expense                                     80,752           278,187                 358,939
   General and administrative                          588,795           320,093                 908,888
   Consulting                                          308,867         1,281,000               1,589,867
                                                  ------------      ------------      ------------------

     Total Operating Expenses                          978,414         1,879,280               2,857,694
                                                  ------------      ------------      ------------------

OPERATING LOSS                                        (911,989)       (1,879,280)             (2,791,269)
                                                  ------------      ------------      ------------------

OTHER (EXPENSES)

   Loss on investment value                             (8,038)         (276,431)               (284,469)
   Other income                                         35,932                --                  35,932
   Loss on derivative liability                     (1,368,627)               --              (1,368,627)
   Interest expense                                    (81,686)         (118,608)               (200,294)
                                                  ------------      ------------      ------------------

     Total Other (Expenses)                         (1,422,419)         (395,039)              1,817,458
                                                  ------------      ------------      ------------------

LOSS BEFORE INCOME TAXES                            (2,334,408)       (2,274,319)             (4,608,627)
                                                  ------------      ------------      ------------------

INCOME TAX EXPENSE                                          --                --                      --
                                                  ------------      ------------      ------------------

NET INCOME (LOSS)                                 $ (2,334,408)     $ (2,274,319)     $       (4,608,727)
                                                  ============      ============      ==================

BASIC LOSS PER SHARE

   Total Income (Loss) Per Share                  $      (0.11)     $      (0.17)
                                                  ============      ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING       21,140,178        13,391,577
                                                  ============      ============


        The accompanying notes are an integral part of these consolidated financial statements.


                                      F-5

                                SYNDICATION, INC.
                      (formerly SYNDICATION NET.COM, INC.)
                          (A Development Stage Company)
            Consolidated Statements of Stockholders' Equity (Deficit)


                                                        Common Stock            Additional
                                                ---------------------------       Paid-In        Deferred        Accumulated
                                                   Shares          Amount         Capital          Fees            Deficit
                                                -----------     -----------     -----------     -----------      -----------

Balance, December 31, 2003                       12,075,088     $     1,207     $ 2,021,959     $  (292,000)     $(2,231,519)

Common stock issued for cash at $1.00
  per share on February 16, 2004                     50,000               5          49,995              --               --

Common stock issued for deferred fees at
  $0.80 per share on February 16, 2004               30,000               3          23,997         (24,000)              --

Common stock issued for assets at $0.90
  per share on February 28, 2004                    120,000              12         107,988              --               --

Common stock issued for assets at $0.65
  per share on March 17, 2004                       160,000              16         103,984              --               --

Common stock issued for assets at $0.65
  per share on March 17, 2004                        15,000               2           9,748              --               --

Common stock issued for assets at $0.65
  per share on March 17, 2004                        60,000               6          38,994              --               --

Common stock issued for deferred fees at
   $0.40 per share on May 18, 2004                  600,000              60         239,940        (240,000)              --

Common stock issued for services at $0.35
   per share on June 1, 2004                      1,200,000             120         419,880              --               --

Common stock issued for additional interest
   on default on note payable at $0.35 per
   share on June 15, 2004                            50,000               5          17,495              --               --

Beneficial conversion feature of
   convertible debentures                                --              --          50,000              --               --

Common stock issued for services at $0.44
   per share on December 1, 2004                    675,000              67         296,932              --               --

Common stock issued for deferred fees at
   $0.50 per share on December 9, 2004               80,000               8          39,992         (40,000)              --

Common stock issued for services at $0.55
   per share on December 27, 2004                   250,000              25         137,475              --               --

Amortization of deferred fees                            --              --              --         406,000               --

Net loss for the year ended
   December 31, 2004
                                                         --              --              --              --       (2,274,319)
                                                -----------     -----------     -----------     -----------      -----------

Balance, December 30, 2004                       15,365,088           1,536       3,558,379        (190,000)      (4,505,838)

Amortization of deferred fees                            --              --              --          82,500               --
                                                -----------     -----------     -----------     -----------      -----------
Subtotal                                         15,365,088     $     1,536     $ 3,558,379     $  (107,500)     $(4,505,838)
                                                -----------     -----------     -----------     -----------      -----------


        The accompanying notes are an integral part of these consolidated financial statements.


                                      F-6

                                SYNDICATION, INC.
                      (formerly SYNDICATION NET.COM, INC.)
                          (A Development Stage Company)
      Consolidated Statements of Stockholders' Equity (Deficit) (Continued)


                                               Common Stock              Additional
                                       ----------------------------        Paid-In          Deferred        Accumulated
                                         Shares           Amount           Capital            Fees            Deficit
                                       -----------      -----------      -----------      -----------       -----------
Balance Forward                         15,365,088      $     1,536      $ 3,558,379      $  (107,500)      $(4,505,838)

Common stock issued at $0.24 per
   share per Irrevocable
   TA instructions free trading
   on June 09, 2005                         41,667                4            9,995               --                --

Common stock issued at $0.17 per
   share on June 20, 2005
   Loan payoff - draw 1                     59,788                5            9,995               --                --

Common stock issued at $0.12 per
   share on June 27, 2005
   Loan payoff - draw 2                     85,034                8            9,992               --                --

Common stock issued at $0.05 per
   share on July 05, 2005
   Loan payoff - draw 3                    204,082               20            9,980               --                --

Common stock issued at $0.041 per
   share on Sep 19, 2005
   Loan payoff - draw 4                    243,902               24            9,976               --                --

Common stock issued at $0.03 per
   share on Sep 26, 2005
   Loan payoff - draw 5                    776,398               78           24,922               --                --

Common stock issued at $0.017 per
   share on Oct 03, 2005
   Note Payable                          1,488,095              149           24,851               --                --

Common stock issued at $0.014 per
   share on Oct 10, 2005
   Note Payable                          2,551,020              255           24,745               --                --

Common stock issued at $0.011 per
   share on Oct 24, 2005
   Note Payable                          2,319,109              232           24,768               --                --

Common stock issued at $0.008 per
   share on Oct  31, 2005
   Note Payable                          3,188,776              319           24,681               --                --
Common stock issued at $0.007 per
   share on Nov 07, 2005
   Note Payable                          3,644,315              364           24,636               --                --

Common stock issued at $0.007 per
   share on Nov 07, 2005
   Interest on Note Payable              3,594,872              359           24,301               --                --

Common stock issued at $0.005 per
   share on Nov 14, 2005
   Note Payable                          4,611,837              464           24,536               --                --

Common stock issued at $0.004 per
   share on Nov 17, 2005
   Convertible debenture                 2,439,024              244            9,756               --                --

Common stock issued at $0.005 per
   share on Nov 21, 2005
   Note Payable                          4,813,246              481           24,519               --                --

Common stock issued at $0.007 per
   share on Nov 28, 2005
   Note Payable                          3,644,315              364           24,636               --                --

                                       -----------      -----------      -----------      -----------       -----------
Subtotal                                49,070,568      $     4,908      $ 3,864,668      $  (107,500)      $(4,505,838)
                                       -----------      -----------      -----------      -----------       -----------


        The accompanying notes are an integral part of these consolidated financial statements.


                                      F-7

                                SYNDICATION, INC.
                      (formerly SYNDICATION NET.COM, INC.)
                          (A Development Stage Company)
      Consolidated Statements of Stockholders' Equity (Deficit) (Continued)


                                               Common Stock              Additional
                                       ----------------------------        Paid-In          Deferred        Accumulated
                                         Shares           Amount           Capital            Fees            Deficit
                                       -----------      -----------      -----------      -----------       -----------
Balance Forward                         49,070,568      $     4,908      $ 3,864,668      $  (107,500)      $(4,505,838)

Common stock issued at $0.004 per
   share on Dec 01, 2005
   Convertible debenture                 1,662,500              166            6,484               --                --

Common stock issued at $0.021 per
   share on Dec 09, 2005
   Note Payable                          1,214,772              121           24,879               --                --

Common stock issued at $0.005 per
   share on Dec 12, 2005
   Convertible debenture                 1,106,667              111            5,201               --                --

Common stock issued at $0.015 per
   share on Dec 12, 2005
   Note Payable                          1,759,324              176           24,824               --                --

Common stock issued at $0.013 per
   share on Dec 19, 2005
   Note Payable                          1,962,323              196           24,804               --                --

Common stock issued at $0.011 per
   share on Dec 29, 2005
   To Directors for services & fee      38,500,000            3,850          431,200               --                --

Amortization of deferred fees                   --               --               --          107,500                --

Related party debt settlement                   --               --           24,678

Price rounding adjustments on
   issuance dates above                     (5,080)             466             (466)              --                --

Net loss for the year
   December 31, 2005                            --               --               --               --        (2,334,408)
                                       -----------      -----------      -----------      -----------       -----------

Balance on December 31, 2005            95,271,074      $     9,994      $ 4,406,272               --       $(6,840,246)
                                       ===========      ===========      ===========      ===========       ===========

Deficit accumulated prior to
   development stage                                                                                        $(2,231,519)
Deficit accumulated during the
   development stage                                                                                         (4,608,727)
                                                                                                            -----------

Accumulated deficit                                                                                         $(6,840,246)
                                                                                                            ===========


        The accompanying notes are an integral part of these consolidated financial statements.


                                      F-8

                                SYNDICATION, INC.
                      (formerly SYNDICATION NET.COM, INC.)
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows

                                                                                                    From Inception
                                                                                                        of the
                                                                                                     Development
                                                            For the Twelve Months Ended                Stage on
                                                                    December 31,                   January 1, 2004
                                                      --------------------------------------            through
                                                             2005                 2004            December 31,  2005
                                                      ----------------      ----------------      ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Loss                                           $     (2,334,408)     $     (2,274,319)     $       (4,608,727)
   Adjustments to reconcile net loss to net cash
    provided (used) in operating activities:
     Common stock issued for services                          234,982             1,182,750               1,417,732
     Amortization of deferred fees                                  --               406,000                 406,000
     Bad debt expense                                               --               278,187                 278,187
     Loss on investment value                                       --               276,431                 276,431
     Gain on accounts payable write off                        (39,932)                   --                 (39,932)
     Unearned compensation                                     190,000                    --                 190,000
     Increase in allowance for bad debts                        80,752                    --                  80,752
   Changes in operating assets and liabilities:
     Increase in accounts receivable                           (12,300)                   --                 (12,300)
     Increase in interest payable - related party               43,941                 7,198                  51,139
     Increase in interest payable - others                      40,014                    --                  40,014
     Increase in accounts payable - related party               16,419                 1,000                  17,419
     Increase (decrease) in accounts payable                    29,193                18,516                  47,709
     Increase in accrued expenses                                   --                38,641                  38,641
     Increase in directors fee accrued                         (44,000)                   --                 (44,000)
     Increase in accrued expenses - related party                   --                32,000                  32,000
     Increase in deferred acquisition costs                      7,000                (7,000)                     --
     Increase in debt offering costs                           (60,000)                   --                 (60,000)
     Increase in derivative liability                        1,368,627                    --               1,368,627
                                                      ----------------      ----------------      ------------------

       Net Cash Used in Operating  Activities                 (479,712)              (40,596)               (520,308)
                                                      ----------------      ----------------      ------------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Increase in notes receivable - related                      (80,752)             (278,187)               (358,939)
   Increase in investments - related                                --              (276,431)               (276,431)
                                                      ----------------      ----------------      ------------------
       Net Cash Used in Investing Activities                   (80,752)             (554,618)               (635,370)
                                                      ----------------      ----------------      ------------------


        The accompanying notes are an integral part of these consolidated financial statements.


                                      F-9

                                SYNDICATION, INC.
                      (formerly SYNDICATION NET.COM, INC.)
                          (A Development Stage Company)
                Consolidated Statements of Cash Flows - continued


                                                                                                           From Inception
                                                                                                               of the
                                                                                                            Development
                                                               For the Twelve Months Ended                    Stage on
                                                                      December 31,                         January 1, 2004
                                                     ----------------------------------------------            through
                                                            2005                       2004               December 31,  2005
                                                     --------------------      --------------------      --------------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Stock issued for cash                                             --                    50,000                    50,000
     Increase in notes payable                                         --                   207,500                   207,500
     Proceeds from notes payable                                  500,000                        --                   500,000
     Payments on notes payable                                     (5,000)                  (96,989)                 (101,989)
     Increase in notes payable - related party                      7,107                   272,990                   280,097
     Payments on notes payable - related party                         --                   (24,260)                  (24,260)
     Increase in convertible debenture                                 --                   200,000                   200,000
     Increase in convertible debenture - new                      300,000                        --                   300,000
                                                     --------------------      --------------------      --------------------

       Net Cash Provided by Financing Activities                  802,107                   609,241                 1,411,348
                                                     --------------------      --------------------      --------------------

NET INCREASE (DECREASE) IN CASH                                   241,643                    14,027                   255,670

CASH, BEGINNING OF PERIOD                                          14,041                        14                        14
                                                     --------------------      --------------------      --------------------

CASH, END OF PERIOD                                  $            255,684      $             14,041      $            255,684
                                                     ====================      ====================      ====================


SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:

   Income taxes                                      $                 --      $                 --      $                 --
   Interest                                          $                 --      $             11,370      $             11,370

Non-Cash Financing Activities

   Common stock issued for deferred fees             $                 --      $            304,000      $            304,000
   Common stock issued for services                  $            234,982      $          1,182,750      $          1,417,732
   Common stock issued for converting N/P            $            340,001      $                 --      $            340,001
   Common stock issued for convertible debenture     $             21,962      $                 --      $             21,962
   Forgiveness of debt - related party               $             24,678      $                 --      $             24,678


        The accompanying notes are an integral part of these consolidated financial statements.


                                      F-10

NOTE 1 -    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            a.    Organization

            The financial statements presented are those of Syndication, Inc. (formerly Syndication Net.com, Inc.) (Syndication). Syndication was incorporated under the name of Generation Acquisition Corporation (Generation) on March 25, 1999 under the laws of the State of Delaware to engage in any lawful act or activity. Effective August 16, 1999, Life2K.com, Inc. (Life2K) issued 16,200,000 shares of its common stock and 60,000 shares of its preferred stock in exchange for the issued and outstanding stock of Kemper. Effective October 13, 2000, pursuant to an Agreement and Plan of Organization between Generation Acquisition Corporation and Life2K, Generation Acquisition Corporation issued 10,387,750 shares of its outstanding common stock for 100% of the outstanding shares of Life2K. As part of the transaction, Life2K was merged with and into Generation Acquisition Corporation, Life2K was dissolved and Generation Acquisition Corporation changed its name to Syndication Net.com, Inc. and then to Syndication, Inc.

            HTRG & Associates was formed on August 27, 2005, and is a wholly owned subsidiary of Syndication. HTRG & Associates is a real estate appraisal, evaluation, and development company.

            b.    Accounting Method

            The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

            c.    Cash and Cash Equivalents

            The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

            d.    Accounts Receivable

            Accounts receivable consist of an amount due from a related company in the form of a note receivable. The note carries a balance of $85,863, which includes interest receivable on the note. The balance of the note has been fully allowed for as of December 31, 2005

NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              e.  Basic Loss Per Share

              The computations of basic loss per share of common stock are based on the weighted average number of common shares outstanding during the period of the financial statements as follows:

                                                         For the Years Ended
                                                             December 31,
                                                      -------------------------
                                                          2005          2004
                                                      ------------  -----------
                Net Loss                              $ (2,334,408) $(2,274,319)
                                                      ------------  -----------

                    Total Income (Loss) Per Share     $      (0.11) $     (0.17)
                                                      ============  ===========

              Weighted Average Number of Shares
                Outstanding                             21,140,178   13,391,577
                                                      ============  ===========

            f.    Recent Accounting Pronouncements

            In November 2004, the FASB issued SFAS No. 151 "Inventory Costs, an amendment of ARB No. 43, Chapter 4. The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

            In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

            f.    Recent Accounting Pronouncements (Continued)

            In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions."The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

            In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. The Company adopted Statement 123(R) in December of 2005.

            In December 2004, the Financial Accounting Standards Board issued two FASB Staff Positions - FSP FAS 109-1, Application of FASB Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

NOTE 1 -    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
            (Continued)

            f.    Recent Accounting Pronouncements (Continued)

            In March 2005, the SEC released Staff Accounting Bulletin No. 107, "Share-Based Payment" ("SAB 107"), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff's views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. Management is currently evaluating the impact SAB 107 will have on our consolidated financial statements.

            In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). FIN 47 provides guidance relating to the identification of and financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The Company will adopt FIN 47 beginning the first quarter of fiscal year 2006 and does not believe the adoption will have a material impact on its consolidated financial position or results of operations or cash flows.

            In May 2005, the FASB issued FASB Statement No. 154, "Accounting Changes and Error Corrections." This new standard replaces APB Opinion No. 20, "Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements," and represents another step in the FASB's goal to converge its standards with those issued by the IASB. Among other changes, Statement 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. Statement 154 also provides that (1) a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a "restatement." The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005 . The Company has evaluated the impact of the adoption of Statement 154 and does not believe the impact will be significant to the Company's overall results of operations or financial position.

            In February of 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments", which is intended to simplify the accounting and improve the financial reporting of certain hybrid financial instruments (i.e., derivatives embedded in other financial instruments). The statement amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities--a replacement of FASB Statement No. 125." SFAS No. 155 is effective for all financial instruments issued or acquired after the beginning of an entity's first fiscal year that begins after September 15, 2006.. The Company is currently evaluating the impact SFAS No. 155 will have on its consolidated financial statements, if any.

      The implementation of the provisions of these pronouncements are not expected to have a significant effect on the Company's financial statement presentation.

NOTE 1 -    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
            (Continued)

            g.    Property and Equipment

      Property and equipment is recorded at cost. Major additions and improvements are capitalized. The cost and related accumulated depreciation of equipment retired or sold are removed form the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as gain or loss on sale of equipment. Depreciation is computed using the straight-line method over a period of five years. As of December 31, 2005 & December 31, 2004, all equipment has been fully depreciated.

            h.    Provision for Income Taxes

                  Deferred taxes are provided on a liability method whereby
            deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

      Net deferred tax assets consist of the following components as of December 31, 2005 and 2004:

                                                        2005          2004
                                                      ---------    ----------
            Deferred tax assets
                NOL Carryover                         $ 800,106    $  581,990
                Accrued expenses                          2,772        15,665

            Deferred tax liabilities:                         -             -

            Valuation allowance                        (802,878)     (597,655)
                                                      ---------    ----------

            Net deferred tax asset                    $       -    $        -
                                                      =========    ==========

            The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 39% to pretax income from continuing operations for the years ended December 31, 2005 and 2004 due to the following:

                                                         2005         2004
                                                    ------------  -----------

            Book income                             $   (910,380) $  (886,984)
            Stock for services/options expense           533,764      479,620
            Bad debt                                      31,493      114,204
            Loss on write down                            32,553      107,810
            Discount debentures                          117,000        5,850
            Other                                         (9,653)          45
            Valuation allowance                          205,223      179,455
                                                    ------------  -----------

                                                    $          -  $         -
                                                    ============  ===========

NOTE 1 -    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
            (Continued)

            h.    Provision for Income Taxes (continued)

            At December 31, 2005, the Company had net operating loss carry forwards of approximately $4,608,727 that may be offset against future taxable income from the year 2004 through 2024. No tax benefit has been reported in the December 31, 2005 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

            Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in the future.

            i.    Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            j.    Advertising

            The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense for the years ended December 31, 2005 and 2004 was $545 and $2,527 respectively.

            k.    Revenue Recognition Policy

            The operations of the Company's wholly owned subsidiary, HTRG & Associates are still in the initial stages. Revenues are recognized as they are earned with respect to its appraisal and real estate evaluation services.

            l.    Principles of Consolidation

            The consolidated financial statements contain the financial statements for Syndication, Inc. and its wholly owned subsidiary, HTRG & Associates, Inc. All material intercompany transactions were eliminated upon consolidation.

            m.    Name Change

            In the first Quarter of 2006 the Board of Directors approved and directed the appropriate corporate offices to amend Article I of the Certificate of Incorporation so that it is superceded and was replaced as follows:

            The Name of Corporation. The name of the Corporation is Syndication, Inc.

            n.    Change of Authorized Shares

            In the first Quarter of 2006 the Board of Directors approved and directed that the appropriate corporate offices amend Article IV of the Certificate of Incorporation so that it was superseded and was replaced as follows: The total number of shares of stock which the corporation shall have authority to issue is three billion twenty million (3,020,000,000) of which three billion (3,000,000,000)
            shares shall be Common Stock with a par value of $.0001 and twenty million (20,000,000) shares shall be Preferred Stock with a par value of $.0001. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, to provide by resolution or resolutions for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable laws of Delaware to establish from time to time the number of shares included in any such series, and to fix the designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations or restrictions thereof.

NOTE 2 -    PROPERTY AND EQUIPMENT

            Property and equipment consists of the following at December 31, 2005:

            Office equipment                                      $       4,550
            Accumulated depreciation                                     (4,550)
                                                                  -------------

            Net property and equipment                            $           -
                                                                  =============

            Depreciation expense for the years ended December 31, 2005 and 2004 was $0 and $0, respectively.

NOTE 3 -    COMMITMENTS AND CONTINGENCIES

            During the first three quarters of 2005, members of the board of directors received compensation of 20,000 shares of the Company's common stock. During the fourth quarter, board members received 23,000,000 shares of the Company's common stock for services provided.

NOTE 4 -    PREFERRED STOCK

            The shareholders of the Company have authorized 20,000,000 shares of preferred stock with a par value of $0.001. The terms of the preferred stock are to be determined when issued by the board of directors of the Company.

NOTE 5 -    NOTES PAYABLE - RELATED PARTY

            Notes payable to related parties consisted of the following at December 31, 2005:

            Note payable to a related party, due on demand,
             plus interest at 10% per annum, unsecured.        $    368,937

            Less: Current Portion                                  (368,937)
                                                               ------------

            Long-Term Notes Payable to Related Parties         $     -
                                                               ============

            The aggregate principal maturities of notes payable to related parties are as follows:

                      Year Ended
                      December 31,                                 Amount
                      ------------                           -----------------

                          2006                               $         368,937
                          2007                                               -
                          2008                                               -
                          2009                                               -
                   2010 and thereafter                                       -
                                                             -----------------

                         Total                               $         368,937
                                                             =================


            Interest expense for the year ended December 31, 2005 and 2004 was $43,941 and $40,163 respectively. The total interest payable on this note is $84,104.

NOTE 6 -    GOING CONCERN

            The Company's consolidated financial statements are prepared using accounting principals generally accepted in the Unites States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has historically incurred significant losses which have resulted in an accumulated deficit of $4,608,727 at December 31, 2005 which raises substantial doubt about the Company's ability to continue as a going concern. At year end close, the Company had cash resources of $255,684.00 and the recent establishment of initial stage sources of revenue to cover its operating costs and to allow it to continue as a going concern. The financial statements do not reflect any adjustments that might result from the outcome of this uncertainty. It is management's intent to seek growth by way of a merger or acquisition. It is the belief that over the next 12 months that Company will acquire at least one or more of acquisition candidates. The acquisition process should provide capital, revenue and incomes as a result. There is no assurance that the Company will be successful in its acquisition efforts or in raising the needed capital.

NOTE 7 -    CONVERTIBLE DEBENTURE

            On December 30, 2005, Syndication Net.com, Inc. (the "Company"), in order to obtain alternative funding for its ongoing operations of the Company, entered into a Termination Agreement with Cornell Capital Partners, LP (the "Investor") pursuant to which the Standby Equity Distribution Agreement entered between the Company and the Investor dated June 2004 was terminated. To that end, on December 30th 2005, the company then executed a Securities Purchase Agreement (the "Agreement") for the sale of (i) $1,150,000 in secured convertible debentures (the "Debentures") and (ii) stock purchase warrants (the "Warrants") to buy 120,000,000 shares of our common stock. On December 30, 2005, the company issued $300,000 of the $1,150,000 debenture.

            The debentures bear interest at 12 percent, mature three years from the date of issuance, and are convertible into the Company's common stock, at a conversion price equal to the lower of (i) $0.0132 or
            (ii) 85% of the lowest weighted average price during the 30 trading days immediately preceding the conversion date.

            In accordance with EITF-00-19 and SFAS 150, and because there is no explicit limit on the number of shares that are to be delivered upon exercise of the conversion feature, the Company is not able to assert that it will have sufficient authorized and unissued shares to settle the conversion option. As a result, the conversion feature will be accounted for as a derivative liability, with the fair value recorded in earnings each period. On February 6, 2006 the company issued an additional $700,000 of the $1,150,000 debenture and expects to issue the final $150,000 of the $1,150,000 debenture on the date that the SEC approves the pending registration of said debenture.

NOTE 8 -    COMMON STOCK

            On February 16, 2004, the Company issued 50,000 share of common stock for $50,000 cash. This stock issuance is part of the private placement to issue up to 50,000 units. Each unit consists of one share of common stock and three warrants to purchase three additional shares of common stock. Each warrant has an exercise price of $0.10 per share.

            During the year ended December 31, 2004, the Company issued 355,000 shares of common stock and paid out $52,500 in exchange for 575 class "A" common shares and 1,500 common shares in Tri-State Metro Territories, LLC, Inc. (TSMT) and notes receivable with principal balances of $95,000 plus accrued interest.

            During the year ended December 31, 2004, the Company issued 2,235,000 shares of common stock for services valued between $0.35 and $0.55 per share.

            The Company issued 960,000 shares of common stock valued between $0.40 and $0.80 per share for deferred legal fees during 2004

            On June 15, 2004, the Company issued 50,000 shares of common stock for defaulting on a note payable at $0.35 per share.

            During June 2005, the Company issued 41,667 shares of common stock at $0.24 per share per an irrevocable agreement with its transfer agent.

            During the year ended December 31, 2005, the Company issued 41,120,417 shares of common stock for payments on notes, loans, and accrued interest. These shares were valued between $0.004 and $0.021 per share.

            The Company issued 38,500,000 shares of common stock valued at $0.011 per share for services rendered by its board of directors.

NOTE 9 -    NOTE PAYABLE

            At December 31, 2005, the Company had five notes payable totaling $301,761. These notes are unsecured and due on demand. Interest is accrued at 10% per annum. Interest expense for the years ended December 31, 2005 & 2004 was $81,686 and $37,907 respectively.

NOTE 10 -   INVESTMENT

            During the twelve months ended December 31, 2005, the Company purchased 723 Class "A" Preferred stock in Tristate Metro Territories, LLC (TSMT). The valuation of this investment was $83,468. This investment is valued at the lower of cost or market and represents approximately 3% of TSMT. A major shareholder of the Company is also a member of TSMT. As of December 31, 2005 the Company has been unable to establish a market value for its investment, and thus has written its value to zero and recognized a loss of $83,468.

NOTE 11 -   NOTE RECEIVABLE - RELATED PARTY

            During the year end December 31, 2005, the Company loaned $80,752 to a related company. The note is unsecured and due on demand. The Company now believes that recovering the amount of the note is unlikely and has allowed for the note in full. The Company has recognized bad debt of $80,752.

NOTE 12 -   WARRANTS & OPTIONS

            The following table summarizes option and warrant activity during the years ended December 31, 2004 and 2005.

                                                    Options
                                                   and Warrants    Options or Warrants
                                                   Outstanding       Price Per Share

            Outstanding at January 1, 2005               --
                  Options granted                        --
                  Warrants issued               120,000,000         $  0.008 - 0.10
                  Expired                                --                      --
                  Forfeited                              --                      --
              Exercised                                  --                      --
                                                -----------

            PART II        Outstanding at December, 31, 2005       120,000,000
                    -----------------------------------------------===========

            The following table summarizes information about stock options and warrants outstanding at December 31, 2005.

                             Outstanding                       Exercisable
                ----------------------------------------------------------------
                              Weighted
                               Average     Weighted                   Weighted
    Range of                  Remaining     Average                    Average
    Exercise      Number     Contractual   Exercise      Number       Exercise
     Prices     Outstanding  Life (years)    Price    Exercisable       Price
 -------------------------------------------------------------------------------

  $  0.008      36,000,000       5.00      $0.008     36,000,000      $   0.008
      0.01      36,000,000       5.00        0.01     36,000,000           0.01
      0.02      21,000,000       5.00        0.02     21,000,000           0.02
      0.05      16,000,000       5.00        0.05     16,000,000           0.05
      0.10      11,000,000       5.00        0.10     11,000,000           0.10
--------------------------------------------------------------------------------
  $0.008-0.10  120,000,000       5.00      $0.574    120,000,000      $   0.574
--------------------------------------------------------------------------------

            Reference is made to the Consolidated Financial Statements of the Company, beginning with the index thereto on page F-1

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

            None.

                                Up to 965,588,235
                                    Shares of
                                  Common Stock


                                       of


                                SYNDICATION, INC.


                                   PROSPECTUS

                 The date of this prospectus is __________, 2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

      Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Our By Laws also provide that the Board of Directors may also authorize the company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:


  Nature of Expense                          Amount
                                           ----------
  SEC Registration fee                  $     826.54
  Accounting fees and expenses             10,000.00*
  Legal fees and expenses                  40,000.00*
                                           ----------
                        TOTAL           $  50,826.54*
                                           ==========


  * Estimated

Item 26. Recent Sales of Unregistered Securities.

      The following information is given with regard to unregistered securities sold by us during the past three years, including the dates and amounts of securities sold, the persons to whom we sold the securities, the consideration received in connection with such sales and, if the securities were issued or sold other than for cash, the description of the transaction and the type and amount of consideration received.

      In October 2002, we issued 2,000 shares of common stock to each of our officers and directors for an aggregate issuance of 12,000 shares. The shares were issued as follows: 2,000 to Vance Hartke, our former president; 2,000 to Wayne Hartke, a former director; 2,000 to Mark Solomon as a director; 2,000 to Howard Siegel as a director; 2,000 to Cynthia White, our former CFO. We also issued 1,000 shares of common stock to Wayne Hartke for legal services rendered to us at a value of $1.00 per share and 1,000 shares to Mr. Vance Hartke as consideration for office rental fees value at $1.00 per share.

      On September 4, 2003, we issued 88,000 shares to Wayne Hartke, 18,000 shares of common stock to Cynthia White, 18,000 shares of common stock to Mark Solomon, 18,000 shares of common stock to Mark Griffith, 18,000 to Howard Siegel and 20,000 shares of common stock to Cynthia White. Such shares were valued at $1.00 and were issued for board services rendered to us. We issued an aggregate of 70,000 shares of common stock for cash at $.10 per share to Mark Solomon and Howard Segal.

      During the fourth quarter of the year ended December 31, 2003, we issued an aggregate of 1,172,338 shares of our common stock to nine individuals, including our officers and directors, as consideration for services rendered to us. The shares were issued as follows; 571,338 shares of our common stock was issued to Brian Sorrentino for consulting services as part of the terms related to the Consulting Agreement between Kemper Pressure Treated Forest Products Inc. and Source Management Services and valued at $1.00; we issued 300,000 shares of common stock to the Research Works, valued at $1.00, for research services rendered to us. The services rendered by Research Works were related to an analysis of the market prospects related to the potential development of Tri-State Metro Territories LLC and as a prerequisite leading to the acquisition of that company; we issued an aggregate of 130,000 shares of common stock, valued at $1.00, to Shai Stern and Seth Farbman for legal services and EDGAR services rendered to us; we issued 91,000 shares to Wayne Hartke, our former Director, 20,000 shares to Cynthia White, our former CFO; 20,000 to Mark Solomon as Director; 20,000 to Mark Griffith, or former Secretary; and 20,000 to Howard Seigal as director.

      On February 16, 2004, we issued 50,000 shares of common stock and warrants to purchase three shares of common stock for $50,000 cash. This stock issuance was part of a private placement to issue up to 50,000 units. Each unit consists of one share of common stock and three warrants to purchase three additional shares of common stock. Each warrant has an exercise price of $0.10 per share.

      On February 16, 2004, we issued 30,000 shares to Seth Farbman for deferred legal fees at $0.80 per share.

      During the quarter ended March 31, 2004, we issued 355,000 shares of common stock and paid out $52,500 in exchange for 575 class "A" common shares and 1,500 common shares in Tri-State Metro Territories, LLC, Inc. and notes receivable with principal balances of $95,000 plus accrued interest. The shares were issued to Adoribel Holdings (160,000), Jack Feldman (120,000), George Kuipers (15,000) and Dale Hill (60,000).

      On May 18, 2004, we issued 600,000 shares of common stock for deferred legal fees at $0.40 per share.

      In June 2004, we issued 600,000 shares of common stock to Seth Farbman in consideration for consulting and edgarizing services for a period of 12 months.

      In June 2004, we issued 50,000 shares of common stock to Seth Farbman, a note holder, in consideration for the extension of the due date of such note.

      On June 1, 2004, we issued 1,200,000 shares of common stock for consulting services at $0.35 per share.

      On June 15, 2004, we issued 50,000 shares of common stock for defaulting on a note payable at $0.35 per share.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Cornell Capital Partners on June 15, 2004 for the sale of $200,000 in convertible debentures of which $50,000 was received by us on June 15, 2004 and $150,000 was received by us on July 9, 2004. The debentures issued pursuant to the June 2004 Securities Purchase Agreement bear interest at 5%, mature three years from the date of issuance, and are convertible into our common stock, at the holder's option, at the lower of the following:

o     $.42; or

o eighty percent(80%) of the lowest volume weighted average price of the common stock for the five (5) trading days immediately preceding the conversion date.

      On June 15, 2004, we entered into a Standby Equity Distribution Agreement with one investor. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to the investor shares of common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, the investor will pay 98% of the lowest volume weighted average price of the common stock during the five consecutive trading days immediately following the notice date. The investor, Cornell Capital Partners, L.P. is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Cornell Capital Partners, L.P. will retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners is restricted from owing in excess of 9.9% of our outstanding common stock. In the event that Cornell Capital Partners is unable to sell shares of common stock that it acquires under the Standby Equity Distribution Agreement and its ownership equals 9.9% of the our outstanding, then we will not be able to draw down money under the Standby Distribution Agreement. In June 2004, as required by the Standby Equity Distribution Agreement we issued Cornell Capital Partners, L.P. 1,160,000 shares of common stock. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 40,000 shares of our common stock.

      During the six months ended June 30, 2004, we issued 355,000 shares of common stock and paid out $52,500 in exchange for 575 class "A" common shares and 1,500 common shares in Tri-State Metro Territories, LLC, Inc. (TSMT) and notes receivable with principal balances of $95,000 plus accrued interest.

      During the quarter ended March 31, 2005, we borrowed $250,000 from Cornell Capital at an interest rate of 12%. The entire amount of principle and interest are due in full in September 2005.

      During the quarter ended June 30, 2005, we borrowed an amount of $250,000 from Cornell Capital at an interest rate of 12%. The entire amount of principle and interest are due in full in January 2006.

      On December 30, 2005, in order to obtain alternative funding for our ongoing operations, we executed a Securities Purchase Agreement (the "Agreement") for the sale of (i) $1,150,000 in secured convertible debentures (the "Debentures") and (ii) stock purchase warrants (the "Warrants") to buy 120,000,000 shares of our common stock. The Debentures are convertible at a price equal to the lower of (i) $0.0132 or (ii) 85% of the lowest weighted average price during the 30 trading days immediately preceding the conversion date. The Warrants are exercisable until five years from the date of issuance at the following exercise prices:

o     $0.008 with respect to 36,000,000 shares of common stock;

o     $0.01 with respect to 36,000,000 shares of common stock;

o     $0.02 with respect to 21,000,000 shares of common stock;

o     $0.05 with respect to 16,000,000 shares of common stock; and

o     $0.10 with respect to 11,000,000 shares of common stock.


      Directors receive an annual issuance of 80,000 shares of our common stock for serving as directors and are repaid for their expenses incurred for serving as directors. On Decemeber 30, 2005, for services rendered as directors and officers of our company, we issued 7,000,000 shares to Brian Sorrentino, 3,000,000 shares to Mrutyunjaya Chittavajhula, 10,000,000 shares to Mark Solomon and 3,000,000 shares to Mark Solomon.


      Unless otherwise specified above, all of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Item 27. Exhibits.

      The following exhibits are included as part of this Form SB-2.


Exhibit Number                                             Description
----------------   ------------------------------------------------------------------------------------------------
3.1                Certificate of Incorporation,  filed with the registration  statement of Generation Acquisition
                   Corporation  on Form 10-SB (file No.  000-29701)  filed with the  Commission  and  incorporated herein by reference.
3.2                Certificate  of Ownership and Merger  previously  filed with the  Commission as an exhibit to a registration statement on Form SB2/A (file no. 333-55534) and incorporated by reference.
3.3                By-Laws of the  Company,  filed  with the  registration  statement  of  Generation  Acquisition
                   Corporation  on Form 10-SB (file No.  000-29701)  filed with the  Commission  and  incorporated herein by reference
3.4                Restated and Amended Bylaws of the Company.
4.1                Agreement and Plan of Reorganization among Generation  Acquisition  Corporation,  Life2K, Inc., and the  shareholders  of  Life2K,  Inc.  filed  on Form  8-K  (file  no.  000-29701)  with the
                   Commission on November 6, 2000 and incorporated herein by reference.
4.2                Agreement and Plan of Merger between Generation Acquisition  Corporation and Life2K Acquisition
                   Corporation  filed on Form 8-K (file no. 000-29701) with the Commission on November 6, 2000 and incorporated herein by reference.
5.1                Opinion and Consent of Sichenzia Ross Friedman Ference LLP (3).
10.1               Consulting  agreement between  SyndicationNet.com,  Inc. and Tri-State Metro  Territories,  LLC
                   dated September 19, 2000, filed  with the Commission as Exhibit 4.3 in a registration statement on  Form SB-2 (file  no. 333-55534) filed  on  February 13, 2001  and  incorporated  herein  by reference.

Exhibit Number                                             Description
----------------   ------------------------------------------------------------------------------------------------
10.2               Securities Purchase Agreement,  dated June 15, 2004, by and among Syndication, Inc. and
                   Cornell Capital Partners, L.P. (1)
10.3               Secured Convertible Debenture with Cornell Capital Partners, L.P. (1)
10.4               Investor Registration Rights Agreement,  dated June 15, 2004, by and among Syndication Net.com,
                   Inc. and Cornell Capital Partners,  L.P. in connection with the Securities  Purchase Agreement.
                   (1)
10.5               Escrow Agreement,  dated June 15, 2004, by and between  Syndication  Net.com,  Inc. and Cornell
                   Capital Partners, L.P. in connection with the Securities Purchase Agreement. (1)
10.6               Security  Agreement,  dated June 15, 2004, entered into between Syndication  Net.com,  Inc. and
                   Cornell Capital Partners, L.P. in connection with the Securities Purchase Agreement. (1)
10.7               Standby Equity Distribution  Agreement,  dated June 15, 2004, between Cornell Capital Partners,
                   L.P. and Syndication, Inc. (1)
10.8               Registration Rights Agreement,  dated June 15, 2004, by and between Syndication  Net.com,  Inc.
                   and  Cornell  Capital  Partners,  L.P.  in  connection  with the  Standby  Equity  Distribution
                   Agreement. (1)
10.9               Escrow Agreement,  dated June 15, 2004, by and between  Syndication  Net.com,  Inc. and Cornell
                   Capital Partners, L.P. in connection with the Standby Equity Distribution Agreement. (1)
10.10              Placement  Agent  Agreement,  dated June 15,  2004,  by and among  Syndication  Net.com,  Inc.,
                   Newbridge Securities Corporation and Cornell Capital Partners, L.P. (1)
10.11              Amendment  No. 1 to the Standby  Equity  Distribution  Agreement  dated  August 25, 2004 by and between Syndication, Inc. and Cornell Capital Partners, L.P. (1)
10.12              Secured Convertible Debenture with Cornell Capital Partners, L.P. dated July 9, 2004. (1)
10.13              Consulting   Agreement  between  Kemper  Pressure  Treated  Forest  Products  Inc.  and  Source
                   Management Services filed  with the Commission as  Exhibit 10.1 in a  registration statement on
                   Form SB-2 (file no. 333-55534)  filed on October 5, 2001  and incorporated herein by reference.
10.14              Consulting  Agreement between Syndication  Net.com,  Inc. and HTRG Consulting,  Inc. previously filed with the  Commission  as an exhibit to a  registration  statement on Form SB2/A (file no.
                   333-55534) and incorporated by reference.
10.15              Asset Purchase  Agreement  between Kemper Pressure Treated Forest  Products,  Inc. and Electric
                   Mills  Wood  Preserving  LLC,  previously  filed  with  the  Commission  as  an  exhibit  to  a registration statement on Form SB2/A (file no. 333-55534) and incorporated by reference.
10.16              Assignment of Lease between Kemper Pressure  Treated Forest  Products,  Inc. and Electric Mills
                   Wood  Preserving  LLC,  previously  filed with the  Commission as an exhibit to a  registration statement on Form SB2/A (file no. 333-55534).
10.17              Securities  Purchase  Agreement  dated  December  30, 2005 by and among the Company and Cornell
                   Capital Partners, L.P. (2)
10.18              Form of Secured Convertible Debenture dated December 30, 2005. (2)
10.19              Form of Stock Purchase Warrant dated December 30, 2005. (2)
10.20              Investor  Registration  Rights  Agreement  dated December 30, 2005 by and among the Company and
                   Cornell Capital Partners, L.P. (2)
10.21              Amended and Restated  Security  Agreement  dated December 30, 2005 by and among the Company and
                   Cornell Capital Partners, L.P. (2)
10.22              Escrow  Agreement  dated  December  30,  2005 by and  among the  Company  and  Cornell  Capital
                   Partners, L.P. (2)
10.23              Termination Agreement dated  December 30,  2005  by and among the Company and  Cornell  Capital
                   Partners, L.P. (2)
10.24              Amended and  Restated  Securities  Purchase  Agreement  dated as of February 3, 2006 by and among the Company and Cornell Capital Partners, L.P. (3).
10.25              Amended and Restated Investor  Registration  Rights Agreement dated as of February 3, 2006 by and among the Company and Cornell Capital Partners, L.P. (3).
10.26              Second  Amended and  Restated  Security  Agreement  dated as of February 3, 2006 by and among the
                   Company and Cornell Capital Partners, L.P. (3).
10.27              Termination  Agreement  dated as of February 3, 2006 by and among the Company and Cornell Capital
                   Partners, L.P. (3).
10.28              Secured Convertible Debenture with Cornell Capital Partners, L.P. dated February 3, 2006 (3)
14.1               Code of Ethics and Business Conduct for Officers, Directors and Employees of the Company. (1)
23.1               Consent of HJ & Associates, LLC
23.2               Consent of Sichenzia Ross Friedman Ference LLP (incorporated in Exhibit 5.1).


(1) Filed as an exhibit to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission on July 7, 2004.

(2) Filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2006.


(3) Filed as an exhibit to the Form SB-2 Regisration Statement filed with the Securities and Exchange Commission on February 3, 2006.

Item 28. Undertakings.

      The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

      (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

      (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Washington, D.C. on May 11, 2006.



                                 SYNDICATION, INC.


                                 By: /s/ Brian Sorrentino
                                     ----------------------------------------
                                         Brian Sorrentino
                                         Chief Executive Officer and Director
                                         (Principal Executive Officer)

                                 By: /s/ Mrutyunjaya S. Chittavajhula
                                     ----------------------------------------
                                         Mrutyunjaya S. Chittavajhula
                                         Chief Financial Officer (Principal
                                         Financial and Accounting Officer)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Title                                    Date
---------                 -----                                    ----


/s/ Brian Sorrentino      Chief Executive Officer and Director     May 11, 2006
-----------------------
Brian Sorrentino          (Principal Executive Officer)

/s/ Mark Solomon          President and Director                   May 11, 2006
-----------------------
Mark Solomon

/s/ Howard B. Siegel      Director                                 May 11, 2006
-----------------------
Howard B. Siegel